SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

     Check the appropriate box:

     [X]  Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to ss.240.14a-12

             GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the approximate box)

     [X]  No fee required.

     [ ]  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          O-11.

          1.   Title of each class of securities to which transaction applies:


          2.   Aggregate number of securities to which transaction applies:


          3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          4.   Proposed maximum aggregate value of transaction:


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

          5.   Total fee paid:


     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1.   Amount Previously Paid:


          2.   Form, Schedule or Registration Statement No.:


          3.   Filing Party:


          4.   Date Filed:

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                                     [LOGO]


                         GALAXY NUTRITIONAL FOODS, INC.
                                2441 Viscount Row
                             Orlando, Florida 32809

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, MARCH 27, 2003

To the Shareholders:

The Annual Meeting of Shareholders of Galaxy Nutritional Foods, Inc. (the "Company"), will be held Thursday, March 27, 2003 at 10:00 a.m. at the Company's headquarters, located at 2441 Viscount Row, Orlando, Florida 32809 for the following purposes:

     1. To fix the number of directors at six and elect a Board of Directors for the ensuing periods.

     2. To approve the potential issuance of a number of shares of common stock by the Company in excess of the 20% limitation imposed by AMEX upon the conversion of the Company's Series A convertible preferred stock and upon the exercise of certain warrants held by the Series A convertible preferred stockholders.

     3. To approve certain issuances and potential issuances of common stock or other securities convertible into common stock by the Company.

     4. To ratify the retention of BDO Seidman, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2003.

     5. To transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on February 6, 2003 will be entitled to vote at the meeting or any adjournment thereof.

                                        By Order of the Board of Directors


                                        LeAnn Hitchcock
                                        Corporate Secretary

Orlando, Florida
February 24, 2003

SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                         GALAXY NUTRITIONAL FOODS, INC.
                                2441 VISCOUNT ROW
                             ORLANDO, FLORIDA 32809

                                 PROXY STATEMENT
                                       FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, MARCH 27, 2003

PROXIES IN THE FORM ENCLOSED WITH THIS PROXY STATEMENT ARE SOLICITED BY THE BOARD OF DIRECTORS OF GALAXY NUTRITIONAL FOODS, INC., A DELAWARE CORPORATION (THE "COMPANY"), FOR THE USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD THURSDAY, MARCH 27, 2003 AT 10:00 A.M. AT THE COMPANY'S HEADQUARTERS, LOCATED AT 2441 VISCOUNT ROW, ORLANDO, FLORIDA 32809.

Only shareholders of record as of February 6, 2003 will be entitled to vote at the meeting and any adjournment thereof. As of February 6, 2003, 12,755,286 shares of common stock, par value $.01 per share, of the Company were issued and outstanding. Each share of common stock outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not, in any way, affect a shareholders' right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later executed proxy to the Secretary of the Company at any time before the original proxy is exercised. This proxy statement and the form of proxy were first mailed to shareholders on or about February 24, 2003. The cost of solicitation related to this proxy statement shall be borne by the Company.

All properly executed proxies returned in time to be cast at the meeting will be voted and, with respect to the election of a Board of Directors, will be voted as stated below under "Election of Directors". Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of directors, the shareholders will consider and vote upon (i) the approval of the potential issuance of a number of shares of common stock by the Company in excess of the 20% limitation imposed by the American Stock Exchange upon the conversion of the Company's Series A convertible preferred stock and upon the exercise of certain warrants held by the Series A convertible preferred stockholders, (ii) the approval of certain issuances and potential issuances of common stock or other securities convertible into common stock by the Company, and (iii) a proposal to ratify the retention of BDO Seidman, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2003. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification, and will be voted FOR if no specification is indicated.

The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote might be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

PROPOSAL ONE:       ELECTION OF DIRECTORS

On December 17, 2002, the Board of Directors voted to expand the number of Board members to six and appointed Charles L. Jarvie as the Company's Chairman of the Board, Angelo S. Morini as Vice-Chairman of the Board, Thomas R. Dyckman as Chairman of the Audit Committee, and Michael H. Jordan, Joseph J. Juliano and David H. Lipka as additional directors. Former directors Dr. Douglas Walsh and Marshall Luther resigned from the Board of Directors effective as of December 17, 2002, in order to pursue other opportunities. On December 18, 2002, the Board of Directors again voted to expand the number of Board members to seven and appointed Christopher J. New, the Company's Chief Executive Officer, as a director. However, Joseph J. Juliano has elected not to stand for re-election and after the annual meeting the number of members of the Board of Directors will be fixed at six.

The Company's Board of Directors is currently comprised of seven members, but will be fixed at six members after the annual meeting. Directors shall be elected to serve until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

All of the nominees are currently serving as directors of the Company, all have consented to being named herein and all have indicated their intention to serve as directors of the Company, if elected. Mr. Lipka has agreed to serve as a director of the Company at the request of Frederick A. DeLuca, a beneficial owner of more than five percent (5%) of Company's common stock. Both Mr. Lipka and Mr. DeLuca are members of the Board of Directors of Doctors Associates, Inc.

The nominees for the Board of Directors and certain information about them are set forth below:

CHARLES L. JARVIE
Age:                     66
First Elected:           2002
Experience:              Galaxy  Nutritional Foods, Inc. - Chairman of the Board
                         of Directors  (2002);  Partner with Beta Capital  Group
                         LLC (2001-present);  President of Host  Communications,
                         Inc., New Era Beverage  Company,  Schenley  Industries,
                         Inc.,  Fidelity  Investments  Marketing  Corp., and Dr.
                         Pepper Company (1980-2000);  Procter & Gamble Company -
                         various management positions (1959-1979).
Other Directorships:     None

ANGELO S. MORINI
Age:                     60
First Elected:           1987
Experience:              Galaxy  Nutritional Foods, Inc. - Chairman of the Board
                         of Directors (1987-Dec.  2002), President (since 1987),
                         and Chief Executive Officer  (1987-Dec.  2002);  Galaxy
                         Cheese Company - President (1980-1987), General Manager
                         (1972-1980).
Other Directorships:     None

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
THOMAS R. DYCKMAN
Age:                     70
First Elected:           2002
Experience:              Cornell  University - various  positions  including Ann
                         Whitney Olin  Professor of  Accounting,  Dean, and Vice
                         President for Information  Technology (1964 - present);
                         Financial   Accounting   Standards   Board  -   various
                         positions including consultant, member of FASAC and FAF
                         (1977-1988);   Author  of  more  than  sixty  published
                         articles and ten books.
Other Directorships:     None

MICHAEL H. JORDAN
Age:                     66
First Elected:           2002
Experience:              General  partner of Global  Asset  Capital LLC and Beta
                         Capital   Group   LLC   (2001-present);   Chairman   of
                         eOriginal,   Inc.  (1999-present);   Chairman  &  Chief
                         Executive   Officer   of  CBS   Corporation,   formerly
                         Westinghouse Electric Corporation (1993-1998);  various
                         senior executive  positions,  including Chief Financial
                         Officer, with PepsiCo, Inc. (1974-1992); consultant and
                         principal with McKinsey & Company (1964-1974).
Other Directorships:     Aetna Inc., Dell Computer Corporation, eOriginal, Inc.,
                         i2 Technologies Inc, Pinnacor Inc., and WPP Group plc.

DAVID H. LIPKA
Age:                     73
First Elected:           2002
Experience:              Director of Doctors  Associates,  Inc.  (Subway Stores)
                         and    consultant    to   SCIS   Food    Services   Co.
                         (2001-present);   DCA   Food   Industries   -   various
                         management   positions   including  President  &  Chief
                         Executive Officer (1955-1995).
Other Directorships:     Doctors Associates, Inc.

CHRISTOPHER J. NEW
Age:                     41
First Elected:           2002
Experience:              Galaxy   Nutritional  Foods,  Inc.  -  Chief  Executive
                         Officer  (2002-present  and Chief Operating Officer COO
                         (2001-present); Vice President of Commercial Strategies
                         for Tropicana  Products of Bradenton,  FL  (1993-2001);
                         Senior Marketing Manager for Mott's USA (1988-1992).
Other Directorships:     None

Unless you specify otherwise, your proxy will be voted to fix the number of directors for the ensuing year at six and for the election of the nominees named above, all of whom are now directors. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If any nominee becomes unavailable, your proxy will be voted for a new nominee designated by the Board of Directors unless the Board of Directors reduces the number

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

of directors to be elected. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES DESCRIBED ABOVE.

PROPOSAL TWO:       TO APPROVE THE  POTENTIAL  ISSUANCE OF A NUMBER OF SHARES OF
                    COMMON STOCK BY THE COMPANY IN EXCESS OF THE 20%  LIMITATION
                    IMPOSED BY AMEX UPON THE CONVERSION OF THE COMPANY'S  SERIES
                    A  CONVERTIBLE  PREFERRED  STOCK  AND UPON THE  EXERCISE  OF
                    CERTAIN WARRANTS HELD BY THE SERIES A CONVERTIBLE  PREFERRED
                    STOCKHOLDERS.

Background on the Series A Preferred Stock Financing
----------------------------------------------------

Pursuant to a certain Series A Preferred Stock and Warrants Purchase Agreement dated as of April 6, 2001 ("Purchase Agreement"), BH Capital Investments, L.P. and Excalibur Limited Partnership each purchased 36,323 shares of the Company's Series A convertible preferred stock (the "Series A Preferred Stock") and warrants to purchase 60,000 shares of the Company's common stock (the "Initial Warrants"), at an aggregate sales price of approximately $3,082,000. Each of BH Capital Investments, L.P., and Excalibur Limited Partnership were also issued warrants to purchase 60,000 shares of common stock which were exercisable only upon the redemption of the Series A Preferred Stock (the "Redemption Warrants" and, together with the Initial Warrants, the "Warrants"). The sale and issuance of the Series A Preferred Stock and Warrants pursuant to the Purchase Agreement was authorized by the Board of Directors on April 6, 2001. The proceeds derived from the sale of the Series A Preferred Stock and Warrants were used for general working capital purposes.

AMEX Shareholder Approval Requirements
--------------------------------------

The Company is submitting this proposal for shareholder approval pursuant to the listing standards, policies and requirements set forth in the American Stock Exchange Company Guide, Section 713 of which describes transactions for which the American Stock Exchange ("AMEX") will require shareholder approval as a prerequisite to approval of applications to list additional shares to be issued in connection therewith. Specifically, shareholder approval is required under these AMEX rules for a transaction, other than a public offering, involving:

     o the sale, issuance, or potential issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

Because the Series A preferred stock financing described in this proposal involves the potential issuance by the Company of common stock greater than 20% of its presently outstanding common stock at below market value, the proposal is subject to these AMEX shareholder approval rules and, therefore, requires your approval.

Terms of the Series A Preferred Stock
-------------------------------------

As of February 7, 2003, 57,384 shares of the 72,646 shares of the Series A Preferred Stock issued pursuant to the Purchase Agreement were the only shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock is subject to certain designations, preferences and rights set forth in the Company's Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, including the following:

     - Dividend Rights - Each holder of Series A Preferred Stock is also entitled to receive a stock dividend equal to 10% of the holder's shares of Series A Preferred Stock for the first year after issuance and a stock or cash dividend equal to 8% of the holder's shares of Series A Preferred Stock for each of the subsequent three years thereafter. All accrued dividends shall become payable upon the conversion of the shares of Series A Preferred Stock. All accrued stock dividends were paid upon the recent conversion described below.

     - Terms of Conversion - Each holder of Series A Preferred Stock has the right to convert such shares into shares of common stock at any time, at a current conversion rate (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events) equal to the quotient of:

          o $48.18, plus all accrued dividends that are then unpaid for each share of Series A Preferred Stock then held by the holder,

                    divided by,

          o the lesser of (x) $4.08 or (y) 95% of the average of the two lowest closing bid prices on the American Stock Exchange of the common stock out of the fifteen trading days immediately prior to conversion.

          In no case, however, shall any holder of Series A Preferred Stock be permitted to convert Series A Preferred Stock in an amount that would cause such holder to beneficially own at any given time, in the aggregate, such number of shares of common stock which would exceed 9.99% of the aggregate outstanding shares of common stock, unless such holder waives such restriction upon not less than 61 days prior notice to the Company. The number of shares issuable upon conversion of the Series A Preferred Stock will vary depending upon the closing bid prices of the Company's common stock on the AMEX. On December 26, 2002, Excalibur Limited Partnership and BH Capital Investments, L.P. converted 10,378 and 4,884 shares of Series A Preferred Stock, respectively, plus accrued dividends, into 424,950 and 199,986 shares of common stock, respectively. The conversion rate was $1.3633 based on 95% of the average of the two lowest closing bid prices on the AMEX for the fifteen trading days immediately prior to conversion. If all of the outstanding shares of the Series A Preferred Stock were converted on February 7, 2003, the Company would be required to issue 1,878,324 shares based on a conversion rate of approximately $1.72.

     - Redemption Provisions - Each holder of Series A Preferred Stock has the right to require the Company to redeem all or any part of the Series A Preferred Stock at any time subsequent to the fourth anniversary of the date of issuance of the Series A Preferred Stock to such holder or upon the occurrence of certain other events. In particular, the Company would be required to redeem for cash the Series A Preferred Stock in full if the Company fails to secure shareholder approval for this proposal. The redemption price would be the greater of (a) 100% of the original purchase price, plus

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

          accrued dividends, or (b) the market value of the shares of common stock into which the Series A would convert assuming conversion in full were permitted. The redemption price, calculated as of February 7, 2003 based on the market price of $2.05 per common share, would be approximately $3.85 million. If prior to the fourth anniversary date or thereafter the conversion price falls below $3.10, then upon delivery of notice thereof from a holder of Series A Preferred Stock, the Company has the right to redeem all or any part of the Series A Preferred Stock, depending upon the length of time the conversion price is less than $3.10. The Company has received notice from the holders of the Series A Preferred Stock that the conversion price has fallen below $3.10 for at least ninety trading days and that the Company may redeem all of the shares of the Series A Preferred Stock originally purchased. The Company did not exercise its right of redemption. In the event the Company redeems the Series A Preferred Stock, then the Redemption Warrants become exercisable.

     - Voting Rights - So long as at least twenty-five percent (25%) of the shares of Series A Preferred Stock issued is outstanding, the Company may not, without first obtaining the affirmative vote written consent of the holders of not less than sixty percent (60%) of the then-outstanding shares of the Series A Preferred Stock, take any of the following actions:

          o take any action that materially and adversely alters or changes the powers, rights, preferences or privileges of the Series A Preferred Stock;

          o redeem, purchase or otherwise acquire for value or declare and pay or set aside funds for the payment of any dividend (except dividends payable in Common Stock or preferred stock) with respect to, any certain shares of capital stock;

          o    authorize or issue additional shares of Series A Preferred Stock;

          o authorize or issue any equity or debt security on a parity with or having preference or priority over the Series A Preferred Stock as to liquidation preferences, redemption rights, dividend rights, or otherwise, with certain exceptions;

          o consent to any liquidation, dissolution or winding up of the Company; or

          o amend, restate, modify or alter the By-Laws of the Company in any way which adversely affects the rights of the holders of the Series A Preferred Stock.

     - Liquidation Rights - The holders of the Series A Preferred Stock are entitled to a liquidation preference, prior to the payment of any amounts payable to the holders of the common stock, in an amount per share equal to the $48.18, plus all accrued dividends that are unpaid for each share of Series A Preferred Stock then held by the holder.

The Initial Warrants held by BH Capital Investments, L.P. and Excalibur Limited Partnership were initially exercisable for a period of five years from April 6, 2001, at a per share exercise price of $5.30. Subsequently, the Company agreed to reduce the per share exercise price on the Initial Warrants to $2.67 in order to induce the holders of the Initial Warrants to exercise their Initial Warrants immediately. The Initial Warrants were exercised on or about January 17, 2002 at a price per share equal to $2.67.

On November 7, 2002, the holders of a majority of the shares of Series A Preferred Stock exercised their right under the Purchase Agreement to require the Company to solicit the approval of its shareholders for the Company's issuance of all of the shares of common stock potentially issuable upon conversion of the Series A Preferred Stock in full and the exercise of the Warrants. This right arose when the number of shares of common stock they are entitled to receive, assuming conversion of the all of the Series A Preferred Stock and the exercise of the Warrants, exceeded 15% of the Company's then-outstanding shares of common stock.

On December 26, 2002, Excalibur Limited Partnership and BH Capital Investments, L.P. converted 10,378 and 4,884 shares of Series A Preferred Stock, respectively, plus accrued dividends, into 424,950 and 199,986 shares of common stock, respectively. The conversion rate was $1.3633 based on 95% of the average of the two lowest closing bid prices on AMEX for the fifteen trading days immediately prior to conversion.

Effects of this Proposal
------------------------

The issuance of additional shares of common stock upon conversion of the Series A Preferred Stock and upon the exercise of the Warrants, as authorized by this proposal, would have the effect of diluting the Company's earnings per share and would dilute the voting power of current shareholders who do not acquire sufficient additional shares to maintain their percentage of share ownership. However, if the Company does not secure shareholder approval for this proposal, the Company would thereby become obligated to redeem for cash all of the shares of Series A Preferred Stock. The redemption price, calculated based on the $2.05 market price of the Company's common stock on February 7, 2003, would be approximately $3.85 million. The Company does not currently have available cash to satisfy this potential obligation. Moreover, absent shareholder approval, the Company's obligation to the holders of the Series A Preferred Stock would become a debt of the Company, thereby weakening the Company's balance sheet.

Required Vote
-------------

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the annual meeting is required for the approval of this proposal. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal. Mr. Morini, the Company's President and largest beneficial shareholder, has executed a proxy in favor of the holders of the Series A Preferred Stock granting them the right to vote all of his shares in favor of this proposal. As of the record date, Mr. Morini was entitled to vote 3,444,272 shares of common stock, or 27% of the Company's outstanding common stock on that date. Accordingly, the Company expects all of Mr. Morini's shares to be voted in favor of this proposal at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF A NUMBER OF SHARES OF COMMON STOCK BY THE COMPANY IN EXCESS OF THE 20% LIMITATION IMPOSED BY AMEX UPON THE CONVERSION OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK AND UPON THE EXERCISE OF CERTAIN WARRANTS HELD BY THE SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS.

PROPOSAL THREE:     TO APPROVE  CERTAIN  ISSUANCES  AND  POTENTIAL  ISSUANCES OF
                    COMMON  STOCK OR OTHER  SECURITIES  CONVERTIBLE  INTO COMMON
                    STOCK BY THE COMPANY.

Section 711 of the listing standards of AMEX provides that the approval of shareholders (pursuant to a proxy solicitation conforming to SEC proxy rules) is required as a prerequisite to approval of applications to list additional shares reserved for options granted or to be granted to officers, directors or key employees if it exceeds 5% in one year or 10% over five years, regardless of whether or not such authorization is required by law or by the Company's Certificate of Incorporation.

The Board of Directors is seeking shareholder approval to list 4,375,411 additional shares of common stock with AMEX to be issued upon the exercise of options granted or to be granted to certain officers, directors and key employees of the Company. The Board of Directors believes it to be in the best interest of the Company to secure the prior approval of the stockholders in order to allow the Board of Directors the flexibility to reward and retain management and key employees in a timely manner as they are presented to the Board of Directors. Subject to the rights and preferences of the Series A Preferred Stock described above, the Board of Directors will determine the terms of the securities to be issued. The Company does not intend to seek further authorization for the issuance of the securities described herein by a vote of the shareholders prior to any issuances, unless required by law.

The issuance of additional shares or common stock or the rights to acquire such shares would have the effect of diluting the Company's earnings per share and would dilute the voting power of current shareholders who do not acquire sufficient additional shares to maintain their percentage of share ownership. Additional shares of common stock could also be used by the Company to oppose a hostile takeover attempt; however, the Board of Directors presently knows of no such attempt to obtain control of the Company.

Pursuant to arrangements approved by the Board of Directors, the terms and conditions of the options previously granted to directors, officers and key employees are as follows:

                                            Number       Expiration    Avg. Exercise     Dollar
   Name and Position                       of Shares        Date          Price ($)   Value ($)(1)
   -----------------                       ---------        ----          ---------   ------------
Angelo S. Morini (3)                                     Jul. 2007 -
Vice-Chairman & President                  2,875,125     Dec. 2012          $3.63      $2,271,349

Charles L. Jarvie (2)
Chairman of the Board                        200,000     Dec. 2012          $2.17        $240,000

Thomas R. Dyckman (2)
Chairman of the Audit Committee &
Director                                     200,000     Dec. 2012          $2.17        $240,000

Michael H. Jordan (2)
Chairman of the Compensation
Committee & Director                         200,000     Dec. 2012          $2.17        $240,000

                                       8

Joseph J. Juliano (2)                          2,143     May 2009           $2.05          $2,143
Director

David H. Lipka (2)
Director                                     200,000     Dec. 2012          $2.17        $240,000

Christopher J. New (4)                                   Jul. 2011 -
Chief Executive Officer & Director           125,000     Dec. 2012          $1.97        $151,250

Salvatore Furnari (5)
Chief Financial Officer                       10,000     Nov. 2011          $2.05         $11,700

LeAnn Hitchcock (5)
SEC Compliance & Internal Audit &
Corporate Secretary                           30,000     Oct. 2011          $2.05         $35,100

Christopher Morini (6)
Vice President of International Sales
& Specialty Accounts                          75,000     Apr. 2011          $2.05         $84,750

John Jackson (6)
Vice President of Sales                       75,000     Apr. 2011          $2.05         $84,750

Kulbir Sabharwal (6)                                     Apr. 2011 -
Director of Technical Services                56,000     Sep. 2012          $2.05         $66,080

All current executive officers
as a group                                 3,246,125                        $3.44

All current directors who are not
executive officers as a group                802,143                        $2.17

All employees who are not
executive officers as a group                327,143                        $2.07        $369,672

(1) The Company estimated the fair value of the stock options at February 7, 2003 using the "Black-Scholes" option-pricing model with the following assumptions: (i) no dividend yield; (ii) 43% volatility, (iii) risk-free interest rate of 4.25%, (iv) expected life up to ten years, and (v) closing stock price on February 7, 2003 of $2.05.

(2) On December 17, 2002, Charles L. Jarvie, Thomas R. Dyckman, Michael H. Jordan and David H. Lipka were each granted 200,000 options to purchase shares of common stock at an exercise price of $2.17 for their initial appointments as directors. On May 27, 1999, Joseph J. Juliano was granted 2,143 options to purchase shares of common stock at an exercise price of $3.44 upon his initial appointment as director. Mr. Juliano's options were subsequently repriced to $2.05. Messrs. Jarvie, Dyckman, Jordan, and Lipka are director nominees.

(3) In the past five years, the Company has granted Mr. Morini, a director nominee, an aggregate of 2,875,125 stock options. On June 15, 1999 the Board of Directors granted Mr. Morini options to acquire 1,375,000 shares of common stock in connection with his amended and restated employment agreement dated June 17, 1999. On December 15, 2000, the Board of Directors granted Mr. Morini options to acquire 343,125 shares of common stock in consideration of Mr. Morini's pledge of 1,000,000 shares of common stock to secure a $1.5 million short-term bridge loan to the Company from SouthTrust Bank, N.A. On April 19, 2001, the Company issued 375,000 incentive stock options to Mr. Morini which vest over five years in consideration for keeping key members of management in place while the Company was under contract with an investment banking company to search for potential buyers. On July 1, 2002, the Board of Directors granted Mr. Morini options to acquire

     289,940 shares of common stock in consideration of Mr. Morini's pledge of 250,000 shares of common stock to secure a $550,000 bridge loan to the Company from Excalibur Limited Partnership. Effective as of December 4, 2002, the Board of Directors granted Mr. Morini options to acquire 510,060 shares of common stock in accordance with the terms of a special services agreement between the Company and Mr. Morini for writing a comprehensive diet and recipe book about the Company and its products and for the potential distribution of this book worldwide.

(4) The Company granted options to acquire 100,000 shares of common stock to Mr. New in consideration for his initial employment. The remaining 25,000 options were granted in consideration of for his continued employment with the Company. Mr. New is also a director nominee.

(5) The options granted to these individuals were in consideration for their initial employment as officers of the Company.

(6) The options granted to these individuals were in consideration for their continued employment with the Company.

Tax Treatment
-------------

The rules governing the tax treatment of stock options and shares acquired upon the exercise of stock options are technical. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Upon the exercise of the options, the holders will generally recognize taxable ordinary income, at the time of exercise, in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss. If, upon the exercise of the option by its holder, the Company must pay amounts for income tax withholding, then either the Company will appropriately reduce the amount of stock to be delivered to the holder or require the holder to pay such amount to the Company.

Equity Compensation Plans
-------------------------

The following table describes the Company's compensation plans under which the Company's common stock are authorized for issuance as of February 7, 2003:

                   EQUITY COMPENSATION PLAN INFORMATION TABLE

                                                  (a)                   (b)                     (c)
Plan Category                           Number of Securities     Weighted-average       Number of securities
                                        to be issued upon        exercise price of      remaining available
                                        exercise of              outstanding options,   for future issuance
                                        outstanding options,     warrants and rights    under equity
                                        warrants and rights                             compensation plans
                                                                                        (excluding securities
                                                                                        reflected in column
                                                                                        (a))
Equity compensation plans approved by
security holders                                   106,931                $  2.65                128,099

Equity compensation plans not
approved by security holders (1)                 4,546,840                $  3.17                    N/A
                                         -----------------------------------------
Total                                            4,653,771                $  3.16
                                         =========================================

--------------------------------------------------------------------------------
(1) The securities issued pursuant to equity compensation plans not approved by security holders include 4,546,840 options issued to employees or directors under individual compensation arrangements.
--------------------------------------------------------------------------------

Vote Required for Approval
--------------------------

     The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the annual meeting is required for the approval of this proposal. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF CERTAIN ISSUANCES AND POTENTIAL ISSUANCES BY THE COMPANY OF COMMON STOCK OR OTHER SECURITIES CONVERTIBLE INTO COMMON STOCK.

PROPOSAL FOUR:      TO  RATIFY  THE  RETENTION  OF  BDO  SEIDMAN,   LLP  AS  THE
                    INDEPENDENT  AUDITORS  OF THE  COMPANY  FOR THE FISCAL  YEAR
                    ENDING MARCH 31, 2003.

The Board of Directors has selected the firm of BDO Seidman, LLP as the Company's independent certified public accountants for the current fiscal year. BDO Seidman, LLP has served as the Company's independent public accountants for each of the last nine years. It is expected that a representative of BDO Seidman, LLP will be present during the Annual Meeting, or will participate by telephone conference. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.

Audit Fees
----------

With respect to the fiscal year ended March 31, 2002, the aggregate fees (including expenses) charged the Company by BDO Seidman, LLP for auditing the annual financial statements and reviewing interim financial statements were $152,803. Approximately 85% of the total hours spent by the auditors in carrying out the audit of the Company's financial statements for the year ended March 31, 2002 were spent by members of the BDO Alliance network of firms. Such members are not full-time, permanent employees of BDO Seidman, LLP.

Financial Information System Design and Implementation Fees
-----------------------------------------------------------

During the fiscal year ended March 31, 2002, BDO Seidman, LLP did not render any financial information systems design and implementation services to the Company.

All Other Fees
--------------

The aggregate fees charged the Company by BDO Seidman, LLP for professional services rendered during the fiscal year ended March 31, 2002, other than for those services described above under "Audit Fees," were $14,900. The Audit Committee has considered and determined that BDO Seidman, LLP's provision of non-audit services to the Company during the fiscal year ended March 31, 2002 is compatible with maintaining their independence.

Vote Required for Approval
--------------------------

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the annual meeting is required for the approval of this proposal. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RETENTION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the current directors and executive officers of the Company as of February 7, 2003, as well as their respective ages and positions with the Company:

NAME                        Age     Positions
--------------------------------------------------------------------------------

Charles L. Jarvie            66     Director, Chairman of the Board of Directors
Angelo S. Morini             60     Director, Vice-Chairman of the Board of
                                      Directors and President
Thomas R. Dyckman (1) (2)    70     Director, Chairman of the Audit Committee
Michael H. Jordan (1) (2)    66     Director, Chairman of Compensation Committee
Joseph J. Juliano            52     Director
David H. Lipka (1) (2)       73     Director
Christopher J. New           41     Director and Chief Executive Officer
Salvatore Furnari            38     Chief Financial Officer
LeAnn Hitchcock              33     SEC Compliance & Internal Audit Manager &
                                      Corporate Secretary
Christopher Morini           48     Vice President of International Sales and
                                      Specialty Accounts
John Jackson                 44     Vice President of Sales
Kulbir Sabharwal             59     Director of Technical Services

(1)  Audit Committee Member
(2)  Compensation Committee Member

The directors shall be elected to serve until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

The officers of the Company are elected annually at the first Board of Directors meeting following the annual meeting of shareholders, and hold office until their respective successors are duly elected and qualified, unless sooner displaced.

Directors
---------

Charles L. Jarvie, a partner with Beta Capital Group, LLC, has had an illustrious business career. After twenty years with the Procter and Gamble Company (1959-1979), he was president of Dr. Pepper Company (1980-1983), and Fidelity Investments Marketing Corp. (1983-1984), and Chief Executive Officer of Schenley Industries, Inc. (1984-1988). He has also served as a director of Guinness America, Inc. (1988-1992), chief executive officer of New Era Beverage Company (1990-1992), chairman of Universal Sports America (1995-2000), president of Host Communications, Inc. (1992-2000), chairman of Streetball Partners, Inc. (1990-2000) and chairman of J/P Management Associates, Inc. (1990-present). His accomplishments include the acquisition of Canada Dry Corporation, and the sale of Schenley Industries, Host Communications and New Era Beverage Company. Mr. Jarvie has helped generate and implement and still enforces strategic plans for many successful turnarounds. Mr. Jarvie has numerous civic and business associations serving as a director or member of many prestigious organizations and companies. He is a graduate of Cornell University where he received both his B.S. and M.B.A.

Angelo S. Morini has been President of the Company since its inception and is the inventor of the

Company's healthier dairy alternative formula. In December 2002, he was elected as the Vice-Chairman of the Board of Directors and President. He was elected Chairman of the Board of Directors, President, and Chief Executive Officer from 1987 to December 2002. Between 1972 and 1980, Mr. Morini was the general manager of Galaxy Cheese Company, which operated as a sole proprietorship until its incorporation in May 1980. Prior to 1974, he was associated with the Food Service Division of Pillsbury Company and the Post Division of General Foods Company. In addition, he worked in Morini Markets, his family-owned and operated chain of retail grocery stores in the New Castle, Pennsylvania, area. Mr. Morini received a B.S. degree in Business Administration from Youngstown State University in 1968. Mr. Morini's brother, Christopher Morini, works for the Company as Vice President of International Sales and Specialty Accounts. Angelo
S. Morini's wife, Julie Morini, is employed by the Company in the marketing and public relations departments and until recently served as the Company's Corporate Secretary. Also, Mr. Morini's brother, Ronald Morini, works for the Company as an engineering consultant and his brother-in-law, Robert Peterson, is employed by the Company as a sales representative.

Thomas R. Dyckman is currently the Ann Whitney Olin Professor of Accounting at the S.C. Johnson Graduate School of Management at Cornell University, Ithaca, New York, and has been a professor at Cornell University since 1964. Mr. Dyckman also served as Acting Vice President of the University for Information Technology (1998-1999) at Cornell University. He has conducted management executive programs for Goodyear, IBM, Gould Pump, New England Telephone, Ocean Spray, Columbia University, G.T.E. and Sylvania. Mr. Dyckman served as a consultant on research issues to the Financial Accounting Standards Board (FASB) from 1977 to 1988. During the mid 1990's he was acting dean of the S.C. Johnson Graduate School of Management at Cornell University. He is a member of the American Accounting Association and the Accounting Researchers International Association, and completed terms with the Financial Accounting Standards Advisory Committee (1984-1987) and the Financial Accounting Foundation (1989-1993). Mr. Dyckman has more than sixty published articles and is the author of ten books. He received his B.A., M.B.A. and Ph.D. from the University of Michigan.

Michael H. Jordan is a general partner of Global Asset Capital, LLC, a venture capital firm and Beta Capital Group LLC. He currently serves on the board of Dell Computer Corporation, Aetna Inc., i2 Technologies Inc, WPP Group PLC, and several small privately held companies. He is also chairman of eOriginal, Inc., an electronic commerce company. Mr. Jordan retired in 1998 as chairman and Chief Executive Officer of CBS Corporation (formerly Westinghouse Electric Corp.) after serving in these positions since 1993. Prior to joining Westinghouse, he was a principal with the investment firm of Clayton, Dubilier and Rice from September 1992 through June 1993, Chairman of PepsiCo International from December 1990 through July 1992 and Chairman of PepsiCo World-Wide Foods from December 1986 to December 1990. From 1974 to 1992, he spent eighteen years with PepsiCo in various senior executive positions such as President of Frito Lay, President of PepsiCo International, and Chief Financial Officer of PepsiCo, Inc. Mr. Jordan is a graduate of Yale University and received his M.S. in chemical engineering from Princeton University.

Joseph J. Juliano was elected to the Board of Directors on June 16, 1999. From 1973 to 1988, Mr. Juliano served in various management positions for Pepsi-Cola Company. In 1988, Mr. Juliano managed Pepsi Cola Company Bottling Operations where he achieved record sales and profits during his three-year tenure in this position. From 1991 to 1998, he served as Vice President of Prestige, Sports and Gaming for Pepsi Cola North America. In 1998, he was promoted to Vice President of Entertainment Sales, with expanded domestic and international account responsibilities encompassing movie theaters, theme parks, sports venues, theme restaurants, hotels, and casinos. Mr. Juliano received his Masters in Business Administration from St. John's University in New York City.

David H. Lipka spent forty years (1955-1995) with DCA Food Industries Inc., an international manufacturer of food ingredients and equipment with combined sales in excess of $1 billion per annum, holding positions of president, chief executive officer, and chief operating officer. Since 2001, Mr. Lipka has served on the board of directors of Doctor's Associates Inc. (Subway Stores) and has served on numerous boards including Dunkin Donuts Inc. (1989-1994), Allied-Lyons Inc. (1988-1994), and Kerry Group PLC (1995-1996). Mr. Lipka has also been chairman and chief executive officer of Pennant Foods and Leons Baking Company. He obtained a B.S. degree from Brooklyn College and attended the Graduate School of Business at New York University.

Christopher J. New was appointed the Company's Chief Marketing Officer and Vice President of Strategy on September 4, 2001. On December 14, 2001, the Board appointed Mr. New as Chief Operating Officer and on December 17, 2002 the Board appointed him as Chief Executive Officer. From 1993 through 2001, Mr. New was the Vice President of Commercial Strategies & Services for Tropicana Products of Bradenton, Florida. At Tropicana, Mr. New's responsibilities included direction and leadership of strategic planning, marketing, business development, sales planning, e-commerce, customer service and category management. Prior to his employment at Tropicana, Mr. New served as Senior Marketing Manager of Mott's USA, a division of Cadbury Schweppes, for four years. Mr. New received his M.S. in Marketing and Economics from Cornell University in 1986.

Executive Officers
------------------

Salvatore Furnari, CPA was appointed the Company's Chief Financial Officer on July 8, 2002. From November 11, 2001 until July 8, 2002, Mr. Furnari served as the Company's Controller. Prior to joining the Company, Mr. Furnari was corporate controller and treasurer of Pritchard Industries. From 1998 through 1999, he served as chief financial officer and vice president of finance for Garage Management Corporation; and from 1993 until 1998, he was chief financial officer of American Asset Corporation. Mr. Furnari received his B.A. in accounting from Queens College in New York City in May 1987.

LeAnn Hitchcock, CPA was appointed the Company's SEC Compliance and Internal Audit Manager on July 8, 2002. From October 29, 2001 until July 8, 2002, Ms. Hitchcock served as the Company's Chief Financial Officer. In December 2002, she was also appointed as Corporate Secretary of the Company. From July 1997, Ms. Hitchcock was the chief financial officer for Developed Technology Resource, Inc. (DTR) and its subsidiary, FoodMaster International LLC. Ms. Hitchcock was also the chief financial officer of Galaxy Foods Company from December 1995 to June 1997. From 1994 to 1995, she was a senior auditor for Coopers and Lybrand LLP in Orlando, FL. From 1992 to 1994, she worked for a local public accounting firm of Pricher and Company in Orlando as a senior auditor and tax accountant. Prior to 1992, Ms. Hitchcock worked for Arthur Andersen LLP as a staff auditor. Ms. Hitchcock obtained a B.S. in business administration and a B.S. in accounting from Palm Beach Atlantic College in West Palm Beach, Florida in May 1990, and a Masters in accounting information systems from Florida State University, Tallahassee, Florida in August 1991.

Christopher Morini has been the Vice President of International Sales and Specialty Accounts since September 2001, having formerly served as Vice President of Marketing and International Sales for the Company since 1993. From 1986 through 1993, Mr. Morini was a Vice President of the Company, where he has been responsible for various sales and marketing divisions of the Company, including the Food Service, International Sales and Retail Sales divisions. Mr. Morini started with the Company as an area salesman in 1983 and became sales manager in 1984. Mr. Morini received a B.S. in economics from Slippery Rock University in 1978. Christopher

Morini's brother, Angelo S. Morini, is the Vice-Chairman of the Board of Directors and President of the Company.

John Jackson has been Vice President of Sales for the Company since 1993. From 1985 through 1992, Mr. Jackson was director of sales for H.J. Heinz Company. Mr. Jackson received his B.S. in business administration and accounting from Mars Hill College in 1980.

Kulbir Sabharwal has been Director of Technical Services for the Company since 1991. Dr. Sabharwal worked as the Director of Research and Quality Control for Gilardies Frozen Foods from 1987 to 1990 and for Fisher Cheese Company from 1972 to 1986. Dr. Sabharwal received his Ph.D. from the Ohio State University in 1972.

Former Executive Officers
-------------------------

On December 17, 2002, Angelo S. Morini resigned from his positions as Chief Executive Officer and Chairman of the Board. Mr. Morini retained his position as President and accepted an appointment as Vice-Chairman of the Board in order to focus his attention on expanding the Company's brand awareness and marketing relationships. Christopher J. New was then appointed as the Company's Chief Executive Officer.

On April 1, 2001, Keith A. Ewing was terminated as Chief Financial Officer, Vice President and Assistant Secretary. Cynthia L. Hunter, the Company's Controller, was then appointed as the acting Chief Financial Officer and Corporate Secretary of the Company. On July 13, 2001, Ms. Hunter resigned as the Company's acting Chief Financial Officer and Corporate Secretary. Julie Morini was then appointed as Corporate Secretary of the Company and on August 13, 2001, the Board of Directors appointed Jack Gallagher as the Company's Chief Financial Officer pursuant to an agreement with Tatum CFO Partners LLP, a partnership of career chief financial officer's of which Mr. Gallagher is a partner. On September 10, 2001, the Company terminated the agreement with Tatum CFO Partners, LLP and removed Mr. Gallagher as Chief Financial Officer. From October 2001 to July 2002, LeAnn Hitchcock served as Chief Financial Officer. In July 2002, Ms. Hitchcock resigned her position as Chief Financial Officer and began a new position with the Company as SEC Compliance and Internal Audit Manager.

Certain Relationships and Related Transactions
----------------------------------------------

Employment Agreements

     Please see below "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND DIRECTORS - Employment Agreements."

Options Grants to Management

     Please see below "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND DIRECTORS - Option Grants in Last Fiscal Year Table."

     On October 11, 2002 through unanimous consent of the Board of Directors, the Company repriced all outstanding options granted to employees prior to this date (4,284,108 shares at former prices ranging from $2.84 to $10.28) to the market price of $2.05 per share. In addition, the Company repriced the outstanding warrants held by current consultants prior to this date (291,429 shares at former prices ranging from $3.31 to $5.50) to the market price of $2.05 per share. This stock option repricing resulted in variable accounting treatment for these stock options beginning with the quarter ended December 31, 2002 until the related options have been cancelled, expired or exercised. On December 4, 2002, as a result of discussions and negotiations with certain major shareholders, Angelo S. Morini, the Company's President, reversed the repricing of his options for the purpose of improving shareholder value and lessening potential financial statement expense. Although the exercise prices of the options were reversed back to their original amounts, the Company is still required to account for these options and all new options issued to the Company's President prior to June 4, 2003 in accordance with variable accounting standards.

On December 4, 2002, Mr. Morini canceled options to acquire 1,163,898 shares of the Company's common stock at an exercise price of $5.72 (110% of market) per share which he had been granted on May 24, 2002, in consideration of his personal loan to the Company and his continued pledge of one million of his shares of the Company's common stock for the loan with SouthTrust Bank, N.A.

On December 4, 2002, Mr. Morini canceled options to acquire 900,000 shares of the Company's common stock at an exercise price of $2.05 (100% of market). These options were granted to him on October 24, 2002 in connection with a special services agreement between the Company and Angelo S. Morini, authorizing him to author and promote "Veggiesizing, the stealth/health diet" book, which promotes the Company's products. On December 4, 2002, the Company then issued him new options to acquire 510,060 shares of common stock - 200,000 options were granted at an exercise price of $4.08 per share and 310,060 were granted at an exercise price of $2.05 per share. These options expire on December 4, 2012.

Other Transactions
------------------

Angelo S. Morini, Vice-Chairman and President

On June 17, 1999, in conjunction with the entry into a new employment agreement, the Company agreed to a consolidation of Mr. Morini's two existing promissory notes in favor of the Company into a single note payable in the amount of $12,772,200 due and payable on June 15, 2006. This note is non-interest bearing, non-recourse to Mr. Morini, and is secured by 2,914,286 shares of the Company's common stock beneficially owned by Mr. Morini. In the event of certain circumstances, the loan may be forgiven in full. The Company has a security interest in the pledged shares. However, the Company has not perfected its security interest in the pledged shares. Therefore, the Company's security interest in the pledged shares is and will be subordinate to the interest of any other pledgee or transferee, and, upon a transfer of the pledged shares, the security interest will be unenforceable. The current outstanding balance of the obligation is $12,772,200.

In November 2000, Angelo S. Morini secured a $1.5 million short-term bridge loan to the Company from SouthTrust Bank, N.A., with 1,000,000 of the above mentioned shares of common stock pledged as collateral. In consideration of the pledge of his shares, the Company granted Mr. Morini stock options to acquire 343,125 shares of common stock at an exercise price of $3.88 per share. These options expire on December 15, 2010.

In August 2001, the Board of Directors agreed to extend the exercise period of options to acquire 13,072 shares of common stock held by Angelo S. Morini by five years, from October 1, 2001 to October 1, 2006.

Pursuant to a Securities Purchase Agreement dated as of January 17, 2002, Angelo
S. Morini, the Company's President and then Chief Executive Officer, purchased 1,000 shares of common stock and warrants to purchase 250 shares of common stock, at an aggregate sales price of $4,744. The warrants held by Mr. Morini are exercisable at a price per share equal to $5.744. All of the warrants are exercisable until January 17, 2007. The shares of Common Stock purchased and those underlying the warrants were included in Registration Statement No. 333-83248, filed with the Securities and Exchange Commission on February 22, 2002.

In March 2002, Angelo S. Morini, the Company's President, loaned $330,000 to the Company in order for it to pay down certain notes payable that were coming due. This loan bears interest at prime (4.25% at December 31, 2002) and is due on or before June 15, 2006. On May 24, 2002, in consideration of this personal loan to the Company and his continued pledge of one million of his shares of the Company's common stock for the loan with SouthTrust Bank, N.A. (See Note 3), the Company granted Mr. Morini stock options to acquire 1,163,898 shares of Common Stock at an exercise price of $5.72 (110% of market) per share. On December 4, 2002, Mr. Morini canceled these options with the Company as a result of discussions and negotiations with certain major shareholders for the purpose of improving shareholder value and lessening potential financial statement expense.

On July 1, 2002, in consideration of his pledge of 250,000 shares of common stock to secure a $550,000 promissory note by the Company in favor of Excalibur Limited Partnership (See Note 3), the Company granted Mr. Morini stock options to acquire 289,940 shares of common stock at an exercise price of $5.17 (110% of market) per share. These options expire on July 1, 2007.

On October 24, 2002, the Company entered into a special services agreement with Angelo S. Morini, authorizing him to author and promote "Veggiesizing, the stealth/health diet" book, which promotes the Company's products. In consideration of these services and for his continued personal pledges, the Company granted him 900,000 shares at the market price of $2.05 on October 24, 2002. On December 4, 2002, as a result of discussions and negotiations with certain major shareholders, Mr. Morini canceled these options with the Company and accepted new options to acquire 510,060 shares of common stock - 200,000 options were granted at an exercise price of $4.08 per share and 310,060 were granted at an exercise price of $2.05 per share. These options expire on December 4, 2012.

Mr. Morini's brother, Christopher Morini, works for the Company as Vice President of International Sales and Specialty Accounts. Angelo S. Morini's wife, Julie Morini, is employed by the Company in the marketing and public relations departments and until recently served as the Company's Corporate Secretary. Mr. Morini's brother, Ronald Morini, works for the Company as an engineering consultant and was paid $68,400 in consulting fees during the last fiscal year ended March 31, 2002. Mr. Morini's brother-in-law, Robert Peterson, is employed by the Company as a sales representative. Mr. Peterson's total compensation for the last fiscal year was $100,550 (which includes salary, car allowance and health benefits).

Christopher J. New, Chief Executive Officer

Pursuant to a Securities Purchase Agreement dated as of January 17, 2002, Christopher New, the Company's then Chief Operating Officer, Chief Marketing Officer and Vice President of Strategy, purchased 5,270 shares of common stock and warrants to purchase 1,318 shares of common stock, at an aggregate sales price of $25,001. The warrants held by Mr. New are exercisable at a price per share equal to $5.744. All of the warrants are exercisable until January 17, 2007. The shares of common stock purchased and those underlying the warrants were included in Registration Statement No. 333-83248, filed with the Securities and Exchange Commission on February 22, 2002.

LeAnn Hitchcock, SEC Compliance & Internal Audit Manager and former Chief Financial Officer

Pursuant to a Securities Purchase Agreement dated as of January 17, 2002, LeAnn Hitchcock, the Company's then Chief Financial Officer, purchased 1,000 shares of common stock and warrants to purchase 250 shares of common stock, at an aggregate sales price of $4,744. The warrants held by Ms. Hitchcock are exercisable at a price per share equal to $5.744. All of the warrants are exercisable until January 17, 2007. The shares of common stock purchased and those underlying the warrants were included in Registration Statement No. 333-83248, filed with the Securities and Exchange Commission on February 22, 2002.

Kulbir Sabharwal, Director of Technical Services

Pursuant to a Securities Purchase Agreement dated as of January 17, 2002, Kulbir Sabharwal, the Company's Director of Technical Services, purchased 5,000 shares of common stock and warrants to purchase 1,250 shares of common stock, at an aggregate sales price of $23,720. The warrants held by Mr. Sabharwal are exercisable at a price per share equal to $5.744. All of the warrants are exercisable until January 17, 2007. The shares of Common Stock purchased and those underlying the warrants were included in Registration Statement No. 333-83248, filed with the Securities and Exchange Commission on February 22, 2002.

Keith A. Ewing, former Chief Financial Officer

Keith A. Ewing was previously employed as the Chief Financial Officer of the Company. On April 1, 2001, the Company and Mr. Ewing entered into an Employee Severance/Settlement Agreement whereby the Company agreed to forgive a $20,000 loan given to Mr. Ewing on August 3, 2000, and to pay him severance in the amount of $5,208. In addition, Mr. Ewing agreed to accept a warrant to purchase 10,000 shares of common stock in lieu of the stock options granted pursuant to his employment agreement. Mr. Ewing exercised those warrants at an exercise price of $5.00 per share. The Company included those shares in Registration Statement No. 333-70884, filed with the Securities and Exchange Commission on October 3, 2001. The settlement agreement also provided for Mr. Ewing's return of certain Company property and mutual releases.

Joseph J. Juliano, Director

During each of the fiscal years ended March 31, 2002, 2001 and 2000, Joseph J. Juliano, a director of the Company, was paid $79,600, $27,000 and $36,000, respectively, in return for developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company. From April 2002 to March 31, 2003, the Company leased an apartment in New York from 400 East 84th Street Associates, LP at $6,460 per month and allowed Mr. Juliano use of this apartment in lieu of direct cash payments for Mr. Juliano's services.

John Ruggieri, Vice President of Manufacturing

Beginning January 2003, the Company entered into a vendor arrangement with John Ruggieri, its Vice President of Manufacturing, whereby they would purchase ingredients from him at the Company's cost plus up to 1.25% per month on the outstanding balance.

BH Capital Investments, L.P., and Excalibur Limited Partnership, Series A Preferred Stockholders

Pursuant to a Series A Preferred Stock and Warrants Purchase Agreement, the Company agreed not to sell or enter into any agreement to sell any of its securities or incur any indebtedness outside the ordinary course of business for the time period beginning on April 6, 2001 and continuing until 90 days after the date the shares issuable to BH Capital Investments, L.P. and Excalibur Limited Partnership, upon the conversion of Series A Preferred Stock and exercise of warrant held by such stockholders have been registered pursuant to an effective registration statement filed with the Securities and Exchange Commission. In order to induce such stockholders to waive this right to allow the completion of a private placement, the Company agreed to issue 30,000 shares of common stock to each of them. Such shares were issued on September 25, 2001 and were included in the Registration Statement No. 333-70884, filed with the Securities and Exchange Commission on October 3, 2001.

Pursuant to a letter agreement dated October 5, 2001, the Company agreed to issue warrants to acquire 60,000 shares of common stock at an exercise price of $5.86 per share to each of BH Capital Investments, L.P. and Excalibur Limited Partnership. In exchange for the warrants, BH Capital Investments, L.P. and Excalibur Limited Partnership agreed to provide the Company certain consulting services, including the introduction of potential customers in Canada. Subsequently, the Company agreed to reduce the per share exercise price of the warrants to $2.67 in order to induce BH Capital Investments, L.P. and Excalibur Limited Partnership to exercise their warrants and to gain their required approval for a private placement. On January 17, 2002, BH Capital Investments, L.P. and Excalibur Limited Partnership each exercised all of such warrants. The shares of common stock issued upon the exercise of the warrants were included in Registration Statement No. 333-83248, filed with the Securities and Exchange Commission on February 22, 2002.

On June 26, 2002, the Company signed a $550,000 promissory note with Excalibur Limited Partnership, one of the holders of the Company's Series A Preferred Stock. In consideration of the note, the Company issued Excalibur Limited Partnership a warrant to purchase 30,000 shares of common stock which are exercisable until June 26, 2007 at a price equal to $5.50 per share. This note was non-interest bearing assuming that it was repaid on or before July 26, 2002. This note was secured by 250,000 shares of common stock owned by Angelo S. Morini, the Company's then Chief Executive Officer and current President. On June 26, 2002, the Company received $500,000 in cash. The additional $50,000 is payment due for consulting fees provided by Excalibur Limited Partnership in accordance with a consulting agreement entered into on June 26, 2002, which expires December 31, 2002.

In connection with the sale of 367,647 shares of common stock and warrants to purchase 122,549 shares of common stock at an exercise price of $5.52 per share to Stonestreet Limited Partnership, the Company issued 4,687 shares of Common Stock to H&H Securities Limited, an affiliate of Excalibur Limited Partnership in exchange for its services as a finder. The Company agreed to register these shares within 120 days of issuance. A portion of the proceeds of the sale of common stock and warrants to Stonestreet Limited
Partnership was used to pay in full the $550,000 promissory note owed to Excalibur Limited Partnership.

John Hancock Advisors, Inc., 10% Common Stockholder

Pursuant to a Securities Purchase Agreement dated as of September 24, 2001, Hare & Co. f/b/o John Hancock Small Cap Value Fund, an affiliate of John Hancock Advisors, Inc., purchased 522,648 shares of common stock and warrants to purchase 140,000 shares of common stock, at an aggregate sales price of $3,000,000. The warrants held by Hare & Co. f/b/o John Hancock Small Cap Value Fund are exercisable at a price per share equal to $6.74. All of the warrants were exercised in January 2002 at a reduced price of $4.50 per share. The Company included those shares in Registration Statement No. 333-70884, filed with the Securities and Exchange Commission on October 3, 2001.

Frederick DeLuca, 5% Common Stockholder

Pursuant to a Common Stock Purchase Warrant, dated as of October 8, 1998, Frederick A. DeLuca was granted warrants to purchase 357,143 shares of common stock at an exercise price of $2.63 per share. On November 8, 2001, Mr. DeLuca exercised the warrant for 214,286 shares of common stock. On December 21, 2001, in order to allow Mr. DeLuca to exercise the remaining 142,857 shares, the Company accelerated the vesting of those remaining shares. On December 28, 2001, Mr. DeLuca exercised the warrant for the remaining 142,857 shares of common stock. Pursuant to a Consulting Agreement, the Company agreed to accept $189,286 of strategic planning and marketing consulting services to be provided to the Company and $750,000 cash for the $2.63 exercise price for the shares underlying the warrants. The shares were included in Registration Statement No. 333-83248, filed with the Securities and Exchange Commission on February 22, 2002.

Section 16(A) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and stockholders owning more than 10% of the Company's common stock are required by SEC regulations to provide the Company with copies of all the reports they file pursuant to Section 16(a).

Based solely upon the Company's review of those reports required by Section 16(a) and filed by or on behalf of the Company's officers and directors or written representations that no such reports were required the Company believes that during the fiscal year ended March 31, 2002 all of the officers and directors and stockholders owning greater than 10% of the Company's common stock complied with all applicable Section 16(a) filing requirements.

Security Ownership of Management

The following table describes the beneficial ownership of the Company's Common Stock by (i) each named executive officer, (ii) each director, and (iii) all of the Company's directors and executive officers as a group, outstanding as of February 7, 2003. The tables show beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities that a named person or entity has the right to acquire within 60 days:

Name and Address of                Amount and Nature of
Beneficial Owner                 Beneficial Ownership (1)   Percent of Class (2)
--------------------------------------------------------------------------------

Charles L. Jarvie                       200,000 (5)                  1.5%

Angelo S. Morini                      6,257,719 (3)                 40.2%

Thomas R. Dyckman                       200,000 (5)                  1.5%

Michael H. Jordan                       200,000 (5)                  1.5%

Joseph J. Juliano                        43,215 (4)                  *

David H. Lipka                          200,000 (5)                  1.5%

Christopher J. New                       64,921 (6)                  *

Salvatore Furnari                         5,500 (7)                  *

LeAnn Hitchcock                          25,893 (8)                  *

Christopher Morini                       72,143 (9)                  *

John Jackson                             75,131 (10)                 *

Kulbir Sabharwal                         45,320 (11)                 *

All executive officers and
directors as a group                  7,389,842                     44.3%
                                      =========                     ====

*  Less than 1%.

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares outstanding as of February 7, 2003 is 12,755,286. The percentages are calculated on the basis of the amount of shares outstanding plus shares which may be acquired through the exercise of options, warrants, rights or conversion privileges by such holder within sixty (60) days of February 7, 2003.

(3) Includes options to acquire 2,813,197 shares of the Company's common stock which are currently exercisable at prices ranging from $2.05 to $5.25 per share. Options expire as to 13,072 shares on October 1, 2006, as to 432,797 on July 1, 2007, as to 7,143 shares on December 4, 2007, as to 1,357,000 shares on June 15, 2009, as to 343,125 on December 15, 2010, as to 150,000 on April 19, 2011, and as to 510,060 on December 4, 2012. Also includes a warrant to purchase 250 shares at an exercise price of $5.744, which expires on January 17, 2007. With the exception of the options, 10,500 shares held in a nominee name, 286 shares held in joint tenancy and 714 shares held individually, all of Mr. Morini's shares and warrant are held by Morini Investments Limited Partnership, a Delaware limited liability partnership, of which Angelo Morini is the sole Limited Partner and Morini Investments LLC is the sole General Partner. Mr. Morini is the sole member of Morini Investments LLC.

(4) Mr. Juliano, a current member of the Company's Board of Directors, is the beneficial owner of 33,571 shares of common stock issuable upon the exercise of warrants held by JCII Corporation, of which Catherine Juliano, Mr. Juliano's wife, is the sole shareholder. The exercise price of the warrants is $2.05 per share and they expire on January 31, 2006. These warrants had an original exercise price of $4.81 per share, but were repriced to $2.05 on October 11, 2002. These warrants were granted as compensation for JCII Corporation's introductions of key accounts to the Company. Mr. Juliano also beneficially owns 6,571 shares of common stock, held of record by JCII Corporation. Additionally, Mr. Juliano was granted options to acquire 2,787 shares of the Company's common stock. All of these options were issued at the closing bid price as quoted on the American Stock Exchange on the date of the grant. All of the options are currently exercisable at $2.05 to $6.00 per share. Options expire as to 2,143 shares on May 27, 2009, 72 shares on October 1, 2009, 286 shares on each October 1, for the years 2010, 2011 and 2012. All of JCII Corporation's and Mr. Juliano's options and warrants currently are exercisable.

(5) Includes currently exercisable options to acquire 200,000 shares of the Company's common stock at $2.80 per share which expire on December 17, 2012.

(6) Includes currently exercisable options to acquire 33,333 shares of the Company's common stock at $2.05 per share, which expire on July 16, 2011. These options had an original exercise price of $4.98 per share, but were repriced to $2.05 on October 11, 2002. Also, includes currently exercisable options to acquire 25,000 shares of the Company's common stock at $1.67 per share, which expire on December 5, 2012. Includes a warrant to purchase 1,318 shares of the Company's common stock at an exercise price of $5.744, which expires on January 17, 2011.

(7) Includes currently exercisable options to acquire 5,000 shares of the Company's common stock at $2.05 per share, which expire on November 12, 2011. These options had an original exercise price of $5.60 per share, but were repriced to $2.05 on October 11, 2002.

(8) Includes currently exercisable options to acquire 20,000 shares of the Company's common stock at $2.05 per share, which expire on October 29, 2011. These options had an original exercise price of $5.90 per share, but were repriced to $2.05 on October 11, 2002. Also includes a warrant to purchase 250 shares at an exercise price of $5.744, which expires on January 17, 2007.

(9) Includes currently exercisable options to acquire 72,143 shares of the Company's common stock at $2.05 per share. These options had an original exercise prices ranging from $2.84 to $8.47 per share, but were repriced to $2.05 on October 11, 2002. Options expire as to 714 on August 31, 2003, as to 7,143 shares on May 16, 2006, as to 14,286 shares on September 24, 2008, and as to 50,000 shares on April 19, 2011.

(10) Includes currently exercisable options to acquire 71,429 shares of the Company's common stock at $2.05 per share. These options had an original exercise prices ranging from $2.84 to $8.47 per share, but were repriced to $2.05 on October 11, 2002. Options expire as to 7,143 shares on May 16, 2006, as to 14,286 shares on September 24, 2008, and as to 50,000 shares on April 19, 2011.

(11) Includes currently exercisable options to acquire 37,143 shares of the Company's common stock at $2.05 per share. These options had an original exercise prices ranging from $4.40 to $8.47 per share, but were repriced to $2.05 on October 11, 2002. Options expire as to 7,143 shares on May 16, 2006, and as to 30,000 shares on April 19, 2011. Also, includes a warrant to purchase 1,250 shares of the Company's common stock at an exercise price of $5.744, which expires on January 17, 2007.

The Board of Directors and its Committees.
------------------------------------------

Board Meetings. The Board of Directors met two times during the fiscal year ended March 31, 2002, and all of the directors were present.

Audit Committee. The Audit Committee currently consists of three directors, Messrs. Dyckman, Jordan and Lipka, all of which are non-employee directors. The Board of Directors established the Audit Committee at a meeting of the Board of Directors during the fiscal year ended March 31, 2001, and at the meeting the Audit Committee adopted a written charter under which the Audit Committee operates. During fiscal 2002 and 2001, the Audit Committee consisted of Messrs. Walsh, Luther and Juliano. The Audit Committee held three meetings during the fiscal year ended March 31, 2002, and all of the committee members were present. On December 17, 2002, the Board of Directors appointed Thomas R. Dyckman, Michael H. Jordan and David H. Lipka to Audit Committee, and Messrs. Walsh, Luther and Juliano resigned from the Audit Committee. Mr. Dyckman was appointed Chairman of the Audit Committee.

For the fiscal year ended March 31, 2002, Messrs. Walsh and Luther were independent pursuant to Section 121 A. of the AMEX's listing standards. The Company determined that Mr. Juliano was not considered independent under Section 121 A. of the AMEX's listing standards because he had accepted compensation from the Company in excess of $60,000 during the fiscal year ended March 31, 2002, other than for compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation. In the fiscal year ended March 31, 2002, Mr. Juliano was paid $79,600 in return for developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company.

Notwithstanding that Mr. Juliano did not meet the requirements for independent directors under the AMEX's listing standards, the Board of Directors determined that the best interests of the Company and its stockholders required that Mr. Juliano be retained as a member of the Audit Committee for the fiscal year 2003. The Board's determination was based on Mr. Juliano's exceptional business experience and financial expertise. Section 121 B.(b)(ii) of the AMEX's listing standards permits a director who does not otherwise meet the independence requirements for directors to be a member of a company's audit committee under exceptional and limited circumstances, and the Board of Directors has determined that such circumstances are present in this case.

           AUDIT COMMITTEE REPORT FOR FISCAL YEAR ENDED MARCH 31, 2002

In connection with its oversight responsibilities, the Audit Committee (i) has reviewed and discussed the audited financial statements with management of the Company, (ii) has discussed with the Company's independent auditors, BDO
Seidman, LLP, the matters required to be discussed by SAS 61, and (iii) has received the written disclosures and the letter from BDO Seidman, LLP required by Independent Standards Board Standard No.1, which relates to the accountants' independence from management and the Company, and has discussed with BDO Seidman, LLP that firm's independence. The Audit Committee has also considered whether BDO Seidman, LLP's provision of non-audit services to the Company during the fiscal year ended March 31, 2002 is compatible with maintaining that independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

Audit  Committee  Members:  Joseph J.  Juliano,  Douglas A. Walsh & Marshall  K.
Luther

Other Committees. For the fiscal year ended March 31, 2002, the Board of Directors did not have a standing compensation or nominating committee or any other committees, other than the Audit Committee. In December 2002, the Board of Directors established a Compensation Committee to consider the compensation of management. Messrs. Jordan, Dyckman, and Lipka were appointed to the Compensation Committee, which will be chaired by Mr. Jordan.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table
--------------------------

The following table sets forth the compensation of the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "Named Executive Officer"), as well as a former Executive Officer, during the fiscal years ended March 31, 2002, 2001 and 2000:

                           SUMMARY COMPENSATION TABLE

                                                                    Long-Term Compensation
                              Annual Compensation                    Awards      Payouts
          (a)              (b)       (c)        (d)        (e)         (f)         (g)        (h)       (i)

                                                          Other                                         All
                                                         Annual    Restricted   Securities             Other
                                                         Compen-      Stock     Underlying    LTIP    Compen-
Names and                 Fiscal    Salary     Bonus     sation     Award(s)   Options/SARs  Payouts  sation
Principal Position         Year      ($)        ($)        ($)         ($)         (#)         ($)    ($) (26)
--------------------------------------------------------------------------------------------------------------
Angelo S. Morini           2002    300,000          -   31,417 (2)      -         375,000(5)    -      3,450
Chairman of the Board      2001    300,000          -   28,656 (3)      -         343,125(6)    -      2,700
President, and Chief       2000    300,000    125,000   20,526 (4)      -       1,357,000(7)    -      2,700
Executive Officer (1)

Christopher J. New         2002     89,693          -    7,583(9)       -         100,000(10)   -          -
Chief Operating Officer
(8)

Salvatore Furnari          2002     28,077          -      (12)         -          10,000(13)   -        700
Chief Financial Officer
(11)

Keith Ewing                2001    125,000          -    9,716 (15)     -               -       -      3,000
Chief Financial Officer
(14)

LeAnn Hitchcock            2002     62,487          -      (12)         -          30,000(17)   -      2,100
SEC Compliance &
Internal Audit Manager
& Corporate
Secretary(16)

Christopher Morini         2002    155,000          -   18,865 (18)     -          75,000(21)   -      3,450
Vice President of          2001    153,000          -   29,372 (19)     -               -       -      3,000
Int'l Sales                2000    126,250     25,000    7,753 (20)     -               -       -      3,000

John Jackson               2002    138,000          -   10,296 (22)     -          75,000(25)   -      1,200
Vice President of          2001    128,000          -   10,390 (23)     -               -       -      2,700
Sales                      2000    113,750     45,838   10,117 (24)     -               -       -      2,700

(1) On December 17, 2002, Angelo S. Morini resigned from his positions as Chief Executive Officer (CEO) and Chairman of the Board. Mr. Morini retained his position as President and accepted an appointment as Vice-Chairman of the Board in order to focus his attention on expanding Galaxy's brand awareness and marketing relationships.

(2) For the fiscal year ended March 31, 2002, the Company paid $20,833 in lease payments for Mr. Morini's automobile lease, approximately $140 per month for automobile insurance and $8,904 in club dues for Mr. Morini.

(3) For the fiscal year ended March 31, 2001, the Company paid $18,552 in lease payments for Mr. Morini's automobile, approximately $100 per month for automobile insurance and $8,904 in club dues for Mr. Morini.

(4) For the fiscal year ended March 31, 2000, the Company paid $11,860 in lease payments for Mr. Morini's automobile and $8,666 in club dues for Mr. Morini.

(5) In April 2001, Angelo S. Morini was granted incentive stock options to acquire 375,000 shares of Common Stock at an exercise price of $4.40. One-fifth of such options shall become exercisable on each anniversary of the grant date until all such options are exercisable. Such options shall expire on April 19, 2011.

(6) In October 2000, the Company obtained a $1.5 million short-term bridge loan from SouthTrust Bank, N.A., which is secured by the pledge of one million shares of the Company's common stock owned by Angelo S. Morini. In consideration of his pledge, the Company granted stock options to acquire 343,125 shares of Common Stock at an exercise price of $3.88 per share. These options were repriced to $2.05 on October 11, 2002. Such options shall expire on December 15, 2010.

(7) On June 15, 1999, the Company's Board of Directors approved to rescind the existing employment agreement with the Company's President and Chief Executive Officer, Mr. Angelo S. Morini, and to enter into a new employment agreement with him. The new agreement includes a one-time grant of stock options to acquire 1,357,000 shares of Common Stock at an exercise price of $3.31 per share. Under the new agreement, the Company forgave all outstanding interest, approximately $3,000,000, on two promissory notes executed by Mr. Morini in favor of the Company in connection with the exercise of certain purchase rights and options previously granted by the Company to Mr. Morini. The new agreement also provides for a salary increase to $300,000 and decreases the annual bonus to a sliding scale of pre-tax income, beginning with the fiscal year ending March 31, 2000, and has a rolling five-year term. In conjunction with the entry into the new agreement, the Company agreed to a consolidation of Mr. Morini's two existing promissory notes in favor of the Company into a single note payable in the amount of $12,772,200, which was non-interest bearing, non-recourse to Mr. Morini, and was secured by 2,914,286 shares of the Company's Common Stock beneficially owned by Mr. Morini. In the event of certain circumstances, the loan may be forgiven in full. The Company has a security interest in the pledged shares, however, the Company has not perfected its security interest in the pledged shares. Therefore, the Company's security interest in the pledged shares is and will be subordinate to the interest of any other pledgee or transferee, and, upon a transfer of the pledged shares, the security interest will be unenforceable. The current outstanding balance of the obligation is $12,772,200.

(8)  On September 4, 2001,  Christopher  J. New was  appointed  Chief  Marketing
     Officer and Vice President of Strategy. In December 2001, the Board appointed Mr. New as Chief Operating Officer and on December 17, 2002, the Board appointed Mr. New as Chief Executive Officer. As such, he did not earn any compensation from the Company during the fiscal years ended March 2000 and 2001. Mr. New's current employment agreement provides for an annual base salary of $180,000.

(9) For the fiscal year ended March 31, 2002, the Company paid $7,583 to Mr. New for a car allowance.

(10) Under the terms of his employment contract, Mr. New received an option to purchase up to 100,000 shares of the Company's stock at an exercise price of $4.98. These options were repriced to $2.05 on October 11, 2002. One-third of such options shall become exercisable in September each year until all such options are exercisable. In the event of a change in control, all such options shall immediately become exercisable. Such options expire July 16, 2011.

(11) On July 8, 2002, Salvatore Furnari was appointed Chief Financial Officer of the Company. From November 2002 to July 8, 2002, he worked as the Company's Controller. As such, he did not earn any compensation from the Company during the fiscal years ended March 31, 2000 and 2001. Mr. Furnari's current employment agreement provides for an annual base salary of $130,000.

(12) Other than the options described in footnote 12 and 16 below, there was no other annual compensation, perquisites and other personal benefits, securities or property equal to the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Executive Officer.

(13) Under the terms of his employment contract, Mr. Furnari received an option to purchase up to 10,000 shares of the Company's stock at an exercise price of $5.60. These options were repriced to $2.05 on October 11, 2002. One-fourth of the options became exercisable February 12, 2002 and one-fourth shall become exercisable on each of the following December 12, 2002, 2003 and 2004. Such options expire on November 12, 2011.

(14) In February of 2000, Keith Ewing was appointed as Chief Financial Officer. The base salary provided for Mr. Ewing was $125,000. On April 12, 2001, the Company terminated Mr. Ewing.

(15) For the fiscal year ended March 31, 2001, the Company paid $6,684 in lease payments for Mr. Ewing's automobile, and approximately $75 per month for automobile insurance and $2,131 in club dues for Mr. Ewing.

(16) On July 8, 2002, LeAnn Hitchcock was appointed SEC Compliance and Internal Audit Manager of the Company. From October 2001 to July 8, 2002, she worked as the Company's Chief Financial Officer. In December 2002, she was appointed as Corporate Secretary of the Company. As such, she did not earn any compensation from the Company during the fiscal years ended March 31, 2000 and 2001. Ms. Hitchcock's current employment agreement provides for compensation of $70 per hour.

(17) Under the terms of her employment contract, Ms. Hitchcock received an option to purchase up to 30,000 shares of the Company's stock at an exercise price of $5.90. These options were repriced to $2.05 on October 11, 2002. One-third of the options became exercisable immediately and one-third shall become exercisable on each of the following two anniversary dates of the date of grant. Such options expire on October 29, 2011.

(18) For the fiscal year ended March 31, 2002, the Company paid $12,536 in lease payments for Mr. C. Morini's automobile, plus approximately $114 per month for automobile insurance and $4,961 in club dues for Mr. C. Morini.

(19) For the fiscal year ended March 31, 2001, the Company paid $11,228 in lease payments for Mr. C. Morini's automobile, plus $100 per month for automobile insurance and $16,944 in club dues for Mr. C. Morini.

(20) For the fiscal year ended March 31, 2000, the Company paid $6,553 in lease payments for Mr. C. Morini's automobile, plus $100 per month for automobile insurance.

(21) In April 2001, Mr. C. Morini was granted an incentive stock option to purchase up to 75,000 shares of Common Stock at an exercise price of $4.40. These options were repriced to $2.05 on October 11, 2002. One-third of such options shall become exercisable on each anniversary of the grant date until all such options are exercisable. Such options expire April 19, 2011.

(22) For the fiscal year ended March 31, 2002, the Company paid $8,917 in lease payments for Mr. Jackson's automobile and approximately $115 per month for automobile insurance.

(23) For the fiscal year ended March 31, 2001, the Company paid $8,917 in lease payments for Mr. Jackson's automobile, plus $123 per month for automobile insurance.

(24) For the fiscal year ended March 31, 2000, the Company paid $8,917 in lease payments for Mr. Jackson's automobile, plus $100 per month for automobile insurance.

(25) In April 2001, Mr. Jackson was granted an incentive stock option to purchase up to 75,000 shares of Common Stock at an exercise price of $4.40. These options were repriced to $2.05 on October 11, 2002. One-third of such options shall become exercisable on each anniversary of the grant date until all such options are exercisable. Such options expire April 19, 2011.

(26) "All Other Compensation" represents the health insurance premiums paid on behalf of the indicated employees by the Company.

Option Grants in Last Fiscal Year Table
---------------------------------------

The following table summarizes for each Named Executive Officer each grant of stock options during the fiscal year ended March 31, 2002:

                        Option Grants in Last Fiscal Year

-------------------------------------------------------------------------------------------------------------------
                                             Percent of
                           Number of            Total
                           Securities          Options
                           Underlying        Granted to
                            Options         Employees in       Exercise or                         Grant Date Fair
         Name               Granted        Fiscal Year (1)      Base Price     Expiration Date        Value (2)
-------------------------------------------------------------------------------------------------------------------
Angelo S. Morini           375,000              44.8%             $4.40         April 19, 2011        $952,500
Christopher New            100,000(3)           11.9%             $4.98         Sept. 4, 2011         $287,000
Salvatore Furnari           10,000(3)            1.2%             $5.60         Nov. 12, 2011          $32,300
LeAnn Hitchcock             30,000(3)            3.6%             $5.90         Oct. 29, 2011         $102,000
Christopher Morini          75,000(3)            9.0%             $4.40         April 19, 2011        $190,500
John Jackson                75,000(3)            9.0%             $4.40         April 19, 2011        $190,500
-------------------------------------------------------------------------------------------------------------------

(1) The total number of options granted to employees in the 2002 fiscal year was 836,858.

(2) The Company estimated the fair value of the stock options at the grant date using a BlackScholes option-pricing model with the following assumptions:
     (i) no dividend yield; (ii) 37.8% volatility, (iii) risk-free interest rate of 4.75%, and (iv) expected life of ten years.

(3) These options were subsequently repriced to $2.05 on October 11, 2002 by the Company's Board of Directors as described above.

Aggregate Option Exercises and Fiscal Year-End Option Value Table
-----------------------------------------------------------------

The following table summarizes for each Named Executive Officer each exercise of stock options during the fiscal year ended March 31, 2002 and the fiscal year-end value of unexercised options. The value of unexercised in-the-money options at March 31, 2002 is based on a value of $5.43 per share, the prior closing price of the Company's Common Stock on the American Stock Exchange on March 28, 2002:

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

-----------------------------------------------------------------------------------------------------------------
                                                          Number of Options                    Value of
                            Shares                         Of Common Stock                    Unexercised
                         Acquired on     Value         Underlying Unexercised            In-the-Money Options
         Name              Exercise     Realized             At Year-end                      At Year-end
-----------------------------------------------------------------------------------------------------------------
                                                    Exercisable    Unexercisable     Exercisable    Unexercisable
                                                   --------------------------------------------------------------
Angelo S. Morini              --           --       1,938,197         300,000        $3,547,270       $309,000
Christopher J. New            --           --            --           100,000             --           $45,000
Salvatore Furnari             --           --           2,500           7,500             --              --
LeAnn Hitchcock               --           --          10,000          20,000             --              --
Christopher Morini            --           --          44,286          52,857           $56,729        $58,900
John Jackson                  --           --          43,572          52,857           $55,351        $58,900
-----------------------------------------------------------------------------------------------------------------

Compensation of Directors
-------------------------

Standard Arrangements. Each non-employee director who served on the Board of Directors during the fiscal year ended March 31, 2002 received a fee of $2,000 plus expenses for his services. Additionally, each non-employee director of the Company is entitled to receive, on October 1 of each year, options to purchase a number of shares of common stock equal to (i) 286 shares, if such director served for a full year prior to the October 1 anniversary date, or (ii) a pro rated amount equal to 24 shares for each full month served during the year prior to such anniversary date, if such director did not serve for a full year prior to the anniversary date. Such options are granted pursuant to the Company's 1991 Non-Employee Director Stock Option Plan, which was adopted by the Board of Directors on October 1, 1991, and approved by the shareholders of the Company on January 31, 1992, as the same was amended by that certain 1996 Amendment and Restatement of the 1991 Non-Employee Director Stock Option Plan (as amended, the "Director Plan").

Other Arrangements. During each of the fiscal years ended March 31, 2002, 2001 and 2000, Joseph J. Juliano, a director of the Company, was paid $79,600, $27,000, and $36,000, respectively, in return for developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company. On December 17, 2002, the new independent directors, Charles L. Jarvie, Thomas R. Dyckman, Michael H. Jordan and David H. Lipka, were each granted options to acquire 200,000 shares of common stock at an exercise price of $2.17 per share (130% of the closing price of the common stock as reported by AMEX on December 4, 2002 which was the date they agreed to become a director of the Company) in consideration of their acceptance of positions as members of the Board of Directors.

Employment Agreements
---------------------

Angelo S. Morini. As of June 17, 1999, the Company entered into a new Employment Agreement (the "Agreement") with Angelo S. Morini, the Company's President and Chief Executive Officer. The Agreement has a rolling term of five years and provides for an annual base salary of $300,000. Additionally, Mr. Morini will receive an annual bonus in an amount equal to or between three and five percent of the Company's pre-tax net income for book purposes, depending on the level of pre-tax income achieved, as determined by the Company's independent certified public accounting firm. Other material provisions of the Agreement are as follows:

     1. Mr. Morini was granted an option to purchase 1,357,000 shares of the Company's common stock at a per share price of $3.31 per share. The options granted as aforesaid have a term of ten years from the date granted and are exercisable in whole or in part upon the delivery by Mr. Morini to the Company of written notice of exercise.

     2. The Agreement is terminable by Mr. Morini upon the delivery of written notice of termination in the event that a majority of the Company's Board of Directors is at any time comprised of persons for whom Mr. Morini did not vote in his capacity as a director or a shareholder of the Company (a "Change of Control"). If Mr. Morini abstains from voting for any person as a director, such abstention shall be deemed to be an affirmative vote by Mr. Morini for such person as a director.

     3. If the Agreement is terminated by the Company without cause, Mr. Morini shall become fully vested in any stock options granted under the Agreement and all shares of Common Stock issued in connection with the exercise of such Purchase Rights and options, and shall receive all earned but unpaid base salary through the effective date of termination and all accrued but unpaid bonuses for the fiscal year(s) ending prior to the effective date of termination. Additionally, in the event that Mr. Morini's employment is terminated without cause or due to his death, total disability or legal incompetence, or if Mr. Morini terminates his employment upon a Change of Control, or if there is a material breach in the employment contract, the Company shall pay to Mr. Morini or his estate severance pay equal to Mr. Morini's annual base salary (before deductions for withholding, employment and unemployment taxes) for a period of sixty months and all amounts due in connection with his $12,772,200 loan (discussed below) will be forgiven.

     4. Mr. Morini has agreed that in the event he voluntarily terminates his employment with the Company or if he is terminated for "cause" (as defined in the Agreement), he will not compete with the Company for a period of one year following the date of termination of his employment with the Company, whether as an employee, officer, director, partner, shareholder, consultant or independent contractor in any business substantially similar to that conducted by the Company within those areas in the United States in which the Company is doing business as of the date of termination.

     5. Pursuant to the Agreement, the Company will obtain, and maintain in effect during the term of the Agreement, for the benefit of (i) a Two Million Dollar (2,000,000) term life insurance policy insuring his life, the beneficiaries of which shall be designated by Mr. Morini, and (ii) a disability insurance policy providing for payment of at least two-thirds (2/3) of Mr. Morini's base salary.

     6. In connection with Mr. Morini's exercise of certain rights to purchase Company common stock, Mr. Morini has previously delivered two interest bearing promissory notes to the Company in the amounts of $11,572,200 and $1,200,000, representing the purchase price for such common stock purchases. The $11,572,200 Note is secured by certain shares of the Company's common stock owned by Mr. Morini. The Company agreed to cancel the $11,572,200 Note and the $1,200,000 Note (with the Company forgiving any accrued interest thereunder) and the parties entered into a new loan agreement in lieu thereof. Pursuant to the agreement, Mr. Morini and the Company executed a new non-interest bearing and non-recourse promissory note in the amount of $12,772,200 and a stock pledge agreement to secure the note. The Company has a security interest in the pledged shares, however, the Company has not perfected its security interest in the pledged shares. Therefore, the Company's security interest in the pledged shares is and will be subordinate to the interest of any other pledgee or transferee, and, upon a transfer of the pledged shares, the security interest will be unenforceable.

On December 17, 2002, Mr. Morini resigned as Chief Executive Officer and as Chairman of the Board in order to focus his attention on expanding the Company's brand awareness and marketing relationships. Mr. Morini remains in his position as President and has been appointed the Vice-Chairman of the Board. Additionally, all terms and conditions of his employment contract from June 1999 as described above remain in effect.

Christopher J. New. On September 4, 2001, Christopher J. New was appointed Chief Marketing Officer and Vice President of Strategy. In December 2001, the Board appointed him to Chief Operating Officer and in December 2002, the Board appointed him to Chief Executive Officer. Mr. New's current employment agreement provides for a base salary of $180,000. Mr. New will also be entitled to receive a bonus of up to 40% of his base salary at fiscal year end with the qualification of such bonus to be determined by the Board of Directors. The agreement also provides for an automobile allowance up to $1,250 per month plus auto insurance. In the event of a change in ownership of the Company which results in his termination, Mr. New will be entitled to receive three years of his base salary as severance. In the event Mr. New's employment is otherwise terminated after September 4, 2002, but prior to September 4, 2003, he will be entitled to receive one year of his base salary as severance. In the event Mr. New's employment is terminated after September 4, 2003, but prior to September 4, 2004, he will be entitled to receive two years of his base salary as severance. In the event Mr. New's employment is terminated after September 4, 2004, he will be entitled to receive three years of his base salary as severance. Mr. New was also granted stock options to purchase 100,000 shares of Common Stock at an exercise price of $4.98. These options were repriced to $2.05 on October 11, 2002. The stock options will expire on September 4, 2011. One third of the stock options will vest on each anniversary of the grant date until fully vested. In the event the Company is purchased, all such stock options will immediately vest. On December 5, 2002, the Company granted stock options to purchase 25,000 shares of Common Stock at an exercise price of $1.67. These options will expire on December 5, 2012.

Salvatore Furnari. On November 11, 2001, Mr. Furnari was appointed the Company's Controller and received a stock option to purchase up to 10,000 shares of the Company's Common Stock at $5.60 per share. One-fourth of the stock options are currently vested and one-fourth will vest in the anniversary of the grant date until fully vested. On July 8, 2002, Mr. Furnari was appointed the Company's Chief Financial Officer. Under the terms of his current employment agreement, he will receive an annual base salary of $130,000 and a stock option to purchase up to 20,000 shares of the Company's Common Stock at $4.55 per share. These options were repriced to $2.05 on October 11, 2002. One-third of the stock options will vest each year on the anniversary of the grant date until fully vested. In the event the Company is purchased, all such stock options will immediately vest. In the event Mr. Furnari's employment is terminated after July 8, 2003, he will be entitled to receive six months of his base salary as severance.

LeAnn Hitchcock. On October 29, 2001, LeAnn Hitchcock was appointed Chief Financial Officer of the Company. Ms. Hitchcock's employment agreement then provided for an annual base salary of $130,000. The agreement also provided Ms. Hitchcock with a non-qualified stock option to purchase up to 30,000 shares of the Company's common stock at an exercise price of $5.90 with one-third of the options vesting immediately and one-third on each of the following two anniversary dates of the date of grant. These options were repriced to $2.05 on October 11, 2002. In the event the Company is purchased, all such stock options will immediately vest. On July 8, 2002, Ms. Hitchcock changed her position with the Company to become its SEC Compliance and Internal Audit Manager with compensation of $70 per hour. In December 2002, Ms. Hitchcock was also appointed as Corporate Secretary of the Company.

Christopher Morini. Angelo S. Morini's brother, Christopher Morini, works for the Company as Vice President of International Sales and Specialty Accounts. From February of 1993 until October 2001, Christopher Morini served as Vice President of Marketing. Mr. C. Morini's employment agreement provides for $126,250 base salary. In May 2000, his base salary was increased to $155,000 per year. The agreement also provides for an automobile lease with insurance, which together shall not exceed $1,100 per month and monthly country club dues. Mr. C. Morini will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the Company's Chief Executive Officer. In the event Mr. C. Morini's employment is terminated, Mr. C. Morini will be entitled to receive five years of his base salary as severance.

John Jackson. In August of 1993, John Jackson was appointed as Vice President of Sales. Mr. Jackson's employment agreement provides for $113,750 base salary. In January 2000, his base salary was increased to $125,000 per year and then increased to $138,000 per year in January 2001. The agreement also provides for an automobile lease with insurance, which together shall not exceed $850 per month. Mr. Jackson will also be entitled to a bonus that shall not exceed

40% of his base salary based on certain personal and Company goals as established by the Company's Chief Executive Officer. In the event of a change in ownership of the Company which results in his termination, Mr. Jackson will be entitled to receive three years of his base salary as severance. In the event Mr. Jackson's employment is otherwise terminated, he is entitled to receive one year of his base salary as severance, the payment of which shall be made at the Company's discretion.

Additional  Information  with Respect to Insider  Participation  in Compensation
--------------------------------------------------------------------------------
Committee
---------

The Company did not have during the fiscal year ended March 31, 2002 or thereafter until December 17, 2002, a compensation committee or a committee of the Board of Directors performing similar functions. Compensation for executive officers other than Mr. Angelo Morini, the Company's former Chief Executive Officer, was determined independently by Mr. Morini. Joseph J. Juliano, Marshall
K. Luther and Douglas A. Walsh, each a member of the Board of Directors prior to December 17, 2002, conducted discussions and negotiations with Mr. Morini, and deliberations with respect to the amendment of Mr. Morini's employment agreement and compensation which occurred during the fiscal year ended March 31, 2001. Additionally, since October 2000, Mr. Morini has drawn an aggregate of $304,000 in advances, which were to be charged against future bonuses under his employment agreement. In March 2002, Angelo Morini, the Company's President and then Chief Executive Officer, loaned $330,000 to the Company in order for it to pay down certain notes payable that were coming due. This loan bears interest at the prime rate (4.25% at February 7, 2003) and is due on or before June 15, 2006.

On June 17, 1999, the Company's Board of Directors approved to rescind the then existing employment agreement with the Company's President and Chief Executive Officer, Mr. Angelo S. Morini, and to enter into new employment agreement with him. The new agreement eliminated the performance based option arrangement and allowed for a one- time grant of stock options to acquire 1,357,000 shares of Common Stock at an exercise price of $3.31 per share. The new agreement also combined two separate notes and forgave the interest on these notes into one non-interest bearing, non-recourse note payable for $12,772,200 which may be forgiven upon the occurrence of certain events. Additionally, it provided for a salary increase to $300,000 and decreased the annual bonus to a sliding scale of pre-tax income, beginning with the fiscal year ended March 31, 2000. This new agreement has a rolling five-year term. Mr. Morini's brother, Christopher Morini, works for the Company as Vice President of International Sales and Specialty Accounts. Angelo S. Morini's wife, Julie Morini, is employed by the Company in the marketing and public relations departments and until recently served as the Company's Corporate Secretary. Also, Mr. Morini's brother, Ronald Morini, works for the Company as an engineering consultant and his brother-in-law, Robert Peterson, is employed by the Company as a sales representative.

Board Report on Executive Compensation
--------------------------------------

The following report describes the Company's executive officers' compensation for the fiscal year ended March 31, 2002:

     "The Board of Directors of the Company does not have a general compensation policy applicable to the Company's executive officers. Compensation for executive officers other than Mr. Angelo Morini, the Company's Chief Executive Officer, was determined independently by Mr. Morini.

     The Company and Mr. Morini entered into an Amended and Restated Employment Agreement effective June 15, 1999, which agreement was approved by the Board of Directors. See "Chief Executive Officer's Employment Agreement" above for a description of the terms of the agreement. The Board of Directors based its approval of the agreement and the terms thereof on a number of factors including Mr. Morini's significant contribution to the turnaround and improvement of the Company's performance and position, Mr. Morini's level of commitment and loyalty to the Company and his high degree of accepted risk on behalf of the Company, and the improved performance and anticipation of continuing improvements in performance, particularly in revenues and profit margin, and the associated potential growth in shareholder value. In addition, the Board of Directors determined that it was in the Company's best interest, and the best interest of the shareholders, to modify certain terms and conditions of Mr. Morini's prior employment agreement. These modifications included, among other things, reducing the formula for the profit sharing bonus, eliminating a right whereby Mr. Morini could require that the Company repurchase certain of his common stock upon the occurrence of certain events, and the elimination of mandatory performance stock options upon the Company's achievement of specified "milestone" events.

     Mr. Morini's compensation includes a profit sharing percentage incentive component based upon the Company's achievement of certain levels of pre-tax net income as determined by the Company's independent accounting firm. Due to the Company's current year loss, no amounts were paid under this incentive program during the year ended March 31, 2002.

Respectively submitted by the Board of Directors:      Angelo S. Morini
                                                       Joseph J. Juliano
                                                       Marshall K. Luther
                                                       Douglas A. Walsh"

Stock Performance Graph
-----------------------

The following graph provides comparison of the yearly percentage change in the Company's cumulative total shareholder return on the Company's Common Stock with the cumulative total return of (a) Standard & Poor's SmallCap Index and (b) a peer group index:

          COMPARATIVE OF FIVE YEAR (1) CUMULATIVE TOTAL RETURNS OF (2)
                 GALAXY NUTRITIONAL FOODS COMMON STOCK, THE S&P
                  SMALLCAP INDEX (3) AND A PEER GROUP INDEX (4)

                               [GRAPHIC OMITTED]


          COMPARATIVE OF FIVE YEAR (1) CUMULATIVE TOTAL RETURNS OF (2)
                 GALAXY NUTRITIONAL FOODS COMMON STOCK, THE S&P
                  SMALLCAP INDEX (3) AND A PEER GROUP INDEX (4)

                               1998        1999        2000        2001        2002
                             --------------------------------------------------------
Galaxy Nutritional Foods     $ 119.23    $  68.10    $  64.82    $  86.82    $  95.43

S&P Small Cap                $ 146.50    $ 117.49    $ 152.42    $ 149.38    $ 180.84

Peer Group                   $ 106.25    $ 103.94    $  89.42    $  91.02    $  67.50

(1)  Compares fiscal years ending on or about March 31st of the years indicated.

(2) The comparison of total return on investment assumes $100 invested on April 1, 1997 in Galaxy Nutritional Foods Common Stock and in each S&P Small Cap Index and the S&P Food Group Index.

(3) The S&P Small Cap Index is composed of public companies with market capitalizations between zero and $1 billion. As of December 26, 2002, the Company had a market capitalization of approximately $28.5 million.

(4) Companies in the Peer Group Index are as follows: Hain Celestial Group, Horizon Organic, Conagra Foods, International Multifoods, Lance, and Tofutti Brands.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables describe the beneficial ownership of the Company's common stock and the Company's Series A convertible preferred stock by each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock outstanding as of February 7, 2003. The tables show beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities that a named person or entity has the right to acquire within 60 days.

                COMMON STOCK OWNERSHIP OF 5% OR MORE STOCKHOLDERS

                                          Amount and Nature of
Name and Address of Beneficial Owner     Beneficial Ownership (1)     Percent of Class (2)
------------------------------------------------------------------------------------------
Angelo S. Morini
2441 Viscount Row
Orlando, Florida 32809                          6,257,719 (3)                  40.2%

Cede & Co.
Box #20
Bowling Green Station
New York, New York                              6,682,174 (4)                  52.4%

John Hancock Advisors, Inc.
200 Clarendon Street
Boston, Massachusetts 02117                     1,441,348 (5)                  11.3%

BH Capital Investments, L.P.
175 Bloor Street East
South Tower, 7th Floor
Toronto, Ontario, Canada M4W 3R8                  911,227 (6)                   6.9%

Excalibur Limited Partnership
33 Prince Arthur Avenue
Toronto, Ontario, Canada M5R IB2                1,166,191 (7)                   8.6%

Royce & Associates LLC
1414 Avenue of the Americas
New York, NY 10019                                747,000                       5.9%

Frederick A. DeLuca
c/o Doctor's Associates, Inc.
325 Bic Drive
Milford, Connecticut 06460                        714,286                       5.6%

     (1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

     (2) The total number of shares outstanding as of February 7, 2003 is 12,755,286. The percentages are calculated on the basis of the amount of shares outstanding plus shares which may be acquired through the exercise of options, warrants, rights or conversion privileges by such holder within sixty (60) days of February 7, 2003.

     (3) Includes options to acquire 2,738,197 shares of the Company's Common Stock which are currently exercisable at prices ranging from $2.05 to $5.25 per share. Options expire as to 13,072 shares on October 1, 2006, as to 432,797 on July 1, 2007, as to 7,143 shares on December 4, 2007, as to 1,357,000 shares on June 15, 2009, as to 343,125 on December 15, 2010, as to 150,000 on April 19, 2011, and as to 510,060 on December 4, 2012. Also
          includes a warrant to purchase 250 shares at an exercise price of $5.744, which expires on January 17, 2007. With the exception of the options, 10,500 shares held in a nominee name, 286 shares held in joint tenancy and 714 shares held individually, all of Mr. Morini's shares and warrant are held by Morini Investments Limited Partnership, a Delaware limited liability partnership, of which Angelo Morini is the sole Limited Partner and Morini Investments LLC is the sole General Partner. Mr. Morini is the sole member of Morini Investments LLC.

     (4) Cede & Co. is a share depository used by shareholders to hold stock in street name. Does not include 10,500 shares beneficially owned by Angelo S. Morini and 778,700 beneficially owned by John Hancock Advisers, Inc., both of which are held by Cede & Co. in street name.

     (5) John Hancock Advisers, Inc. is a wholly-owned subsidiary of The Berkeley Financial Group, Inc., which is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc., which a wholly-owned subsidiary of John Hancock Life Insurance Company, which is a wholly-owned subsidiary of John Hancock Financial Services, Inc. Pursuant to a Securities Purchase Agreement dated as of September 24, 2001, Hare & Co. f/b/o John Hancock Small Cap Value Fund, an affiliate of John Hancock Advisors, Inc., purchased 522,648 shares of Common Stock and warrants to purchase 140,000 shares of Common Stock, at an aggregate sales price of $3,000,000. The warrants held by Hare & Co. f/b/o John Hancock Small Cap Value Fund are exercisable at a price per share equal to $6.74 until September 25, 2006. Subsequently, the Company agreed to reduce the per share exercise price on all the warrants to $4.50 in order to induce Hare & Co. f/b/o John Hancock Small Cap Value Fund to exercise their warrants. All of the warrants were exercised in January 2002 at a price of $4.50 per share.

     (6) On December 26, 2002, BH Capital Investments, L.P. converted 4,884 shares of Series A Preferred Stock, plus accrued dividends, into 199,986 shares of common stock. The conversion rate was $1.3633 based on 95% of the average of the two lowest closing bid prices on AMEX for the fifteen trading days immediately prior to conversion. Subsequently, BH Capital Investments, L.P. informed the Company that they had sold 16,250 shares. In addition, BH Capital Investments, L.P. holds 31,439 shares of Series A Preferred Stock which are presently convertible into 1,159,051 shares of common stock. However, BH Capital Investments, L.P., together with its affiliates (which includes Excalibur Limited Partnership), may not convert Series A Preferred Stock in excess of that number of Series A Preferred Stock that, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by BH Capital Investments, L.P. and its affiliates to exceed 9.99% of the outstanding shares of common stock following such conversion, unless BH Capital Investments, L.P. waives such restriction upon not less than 61 days prior notice to the Company.

          Pursuant to the terms of the Series A Preferred Stock, BH Capital Investments, L.P. and Excalibur Limited Partnership cannot collectively own more than 9.99% of the outstanding shares of the Company's common stock without providing 61 days prior notice to the Company (as of February 7, 2003, the Company has not received such notice). Because BH Capital Investments, L.P. currently owns 183,736 shares of common stock, excluding unconverted Series A Preferred Stock, and Excalibur Limited Partnership currently owns 438,700 shares of common stock, including shares underlying warrants but excluding unconverted Series A Preferred Stock, BH Capital Investments, L.P. may only convert its Series A Preferred Stock into 727,491 shares of common stock as of February 7, 2003. In the event Excalibur Limited Partnership converts any of its Series A Preferred Stock into shares of common stock, BH Capital Investments, L.P.'s beneficial ownership of common stock would be reduced by such number of shares (e.g., if Excalibur Limited Partnership converted its shares of Series A Preferred Stock into 100,000 shares of common stock, then the number of shares of common stock beneficially owned by BH Capital Investments, L.P. would be reduced by 100,000 shares, absent a waiver of the 9.99% limitation).

     (7) In addition to the beneficial ownership described below, in consideration of a $550,000 short-term promissory note made by Excalibur Limited Partnership (which has been repaid in full), the Company issued Excalibur Limited Partnership a warrant for consulting services to purchase

          30,000 shares of Common Stock which are exercisable until June 26, 2007 at a price equal to $5.50 per share. These warrants were repriced to $2.05 on October 11, 2002. On December 26, 2002, Excalibur Limited Partnership converted 10,378 shares of Series A Preferred Stock, plus accrued dividends, into 424,950 shares of common stock. The conversion rate was $1.3633 based on 95% of the average of the two lowest closing bid prices on AMEX for the fifteen trading days immediately prior to conversion. Subsequently, Excalibur Limited Partnership informed the Company that they had sold 16,250 shares. In addition, Excalibur Limited Partnership holds 25,945 shares of Series A Preferred Stock which are presently convertible into 956,506 shares of common stock. However, Excalibur Limited Partnership, together with its affiliates (which includes BH Capital Investments, L.P.), may not convert Series A Preferred Stock in excess of that number of Series A Preferred Stock that, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by Excalibur Limited Partnership and its affiliates to exceed 9.99% of the outstanding shares of common stock following such conversion, unless Excalibur Limited Partnership waives such restriction upon not less than 61 days prior notice to the Company.

          Pursuant to the terms of the Series A Preferred Stock, BH Capital Investments, L.P. and Excalibur Limited Partnership cannot collectively own more than 9.99% of the outstanding shares of the Company's common stock without providing 61 days prior notice to the Company (as of February 7, 2003, the Company has not received such notice). Because BH Capital Investments, L.P. currently owns 183,736 shares of common stock, excluding unconverted Series A Preferred Stock, and Excalibur Limited Partnership currently owns 438,700 shares of common stock, including shares underlying warrants but excluding unconverted Series A Preferred Stock, Excalibur Limited Partnership may only convert its Series A Preferred Stock into 727,491 shares of common stock as of February 7, 2003. In the event BH Capital Investments, L.P. converts any of its Series A Preferred Stock into shares of common stock, Excalibur Limited Partnership's beneficial ownership of common stock would be reduced by such number of shares (e.g., if BH Capital Investments, L.P. converted its shares of Series A Preferred Stock into 100,000 shares of common stock, then the number of shares of common stock beneficially owned by Excalibur Limited Partnership would be reduced by 100,000 shares, absent a waiver of the 9.99% limitation).

          SERIES A PREFERRED STOCK OWNERSHIP OF 5% OR MORE STOCKHOLDERS

                                             Amount and Nature of
Name and Address of Beneficial Owner        Beneficial Ownership (1)    Percent of Class
----------------------------------------------------------------------------------------
BH Capital Investments, L.P.  (2)
175 Bloor Street East
South Tower, 7th Floor
Toronto, Ontario, Canada M4W 3R8                 31,439 Series A              54.8%

Excalibur Limited Partnership  (2)
33 Prince Arthur Avenue
Toronto, Ontario, Canada M5R IB2                 25,945 Series A              45.2%

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) Pursuant to a certain Series A Preferred Stock and Warrants Purchase Agreement dated as of April 6, 2001, BH Capital Investments, L.P. and Excalibur Limited Partnership each purchased 36,323 shares of the Company's Series A convertible preferred stock and warrants to purchase 60,000 shares of Common Stock, at an aggregate sales price of approximately $3,082,000. BH Capital Investments, L.P. and Excalibur Limited Partnership exercised their warrants and the Company has been informed that they have sold all of the shares received upon the exercise of the warrants. As of February 7, 2003, the holders of the Series A Preferred Stock were each entitled to an additional $8.11 per preferred share for dividends accrued on their initial purchase of the Series A Preferred

     Stock. This dividend is payable in cash or stock at the Company's discretion. On December 26, 2002, Excalibur Limited Partnership and BH Capital Investments, L.P. converted 10,378 and 4,884 shares of Series A Preferred Stock, respectively, plus accrued dividends, into 424,950 and 199,986 shares of common stock, respectively. The conversion rate was $1.3633 based on 95% of the average of the two lowest closing bid prices on the AMEX for the fifteen trading days immediately prior to conversion. The terms of the Series A Preferred Stock are summarized in Proposal Two, above.

LEGAL PROCEEDINGS

To the knowledge of the Company, no executive officer or director of the Company is a party adverse to the Company or has material interest adverse to the Company in any legal proceeding.

OTHER BUSINESS

The Board of Directors knows of no business which will be presented for consideration at the meeting other than stated above. If any other business should come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail of by its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company, none of whom will receive additional compensation therefor, may also be made of some shareholders in person or by mail, telephone or telegraph, following the original solicitation.

SHAREHOLDER PROPOSALS

It is anticipated that the Company's next annual meeting of shareholders will be held in December 2003, and proposals of shareholders intended for inclusion in the proxy statement will be furnished to all shareholders entitled to vote at the next annual meeting of the Company, and must be received at the Company's principal executive offices no later than September 1, 2003. It is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested. Notice of shareholder proposals outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (for proposals submitted for inclusion in proxy statement and form of proxy) for the next annual meeting of shareholders must be received at the Company's principal executive offices no later than November 15, 2003.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 2002. ALL SUCH REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT 2441 VISCOUNT ROW, ORLANDO, FLORIDA 32809.

                                   PROXY CARD

                         GALAXY NUTRITIONAL FOODS, INC.
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MARCH 27, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles L. Jarvie with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Galaxy Nutritional Foods, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held, Thursday, March 27, 2003 at 10:00 a.m., local time, at the Company's headquarters, located at 2441 Viscount Row, Orlando, Florida, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereof

1.) PROPOSAL ONE: TO FIX THE NUMBER OF DIRECTORS AT SIX AND ELECT A BOARD OF DIRECTORS FOR THE ENSUING PERIODS.

     [ ]  FOR all nominees below
     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

     (Instruction: To withhold authority to vote for any nominee, draw a line through such nominee's name)

     Charles L. Jarvie, Angelo S. Morini, Michael H. Jordan, Thomas R. Dyckman, David H. Lipka, Christopher J. New

2.) PROPOSAL TWO: TO APPROVE THE POTENTIAL ISSUANCE OF A NUMBER OF SHARES OF COMMON STOCK BY THE COMPANY IN EXCESS OF THE 20% LIMITATION IMPOSED BY AMEX UPON THE CONVERSION OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK AND UPON THE EXERCISE OF CERTAIN WARRANTS HELD BY THE SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

                  (Continued and to be signed on reverse side)

3.) PROPOSAL THREE: TO APPROVE CERTAIN ISSUANCES AND POTENTIAL ISSUANCES OF COMMON STOCK OR OTHER SECURITIES CONVERTIBLE INTO COMMON STOCK BY THE COMPANY.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

4.) PROPOSAL FOUR: TO RATIFY THE RETENTION OF BDO SEIDMAN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN


                                        This Proxy when  properly  executed will
                                        be voted in the manner  directed  herein
                                        by the  undersigned  stockholder.  If no
                                        direction  is made,  this  proxy will be
                                        voted FOR  proposal  1, FOR  proposal 2,
                                        FOR  proposal 3, and FOR  proposal 4. If
                                        signing   as  an   attorney,   executor,
                                        trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

                                        Date:___________________________________
                                        Signature:______________________________
                                        Signature:______________________________

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.